UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. ____)

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AMBAC FINANCIAL GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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2015 NOTICE OF ANNUAL
MEETING OF STOCKHOLDERS
AND PROXY STATEMENT

Ambac Financial Group, Inc.
One State Street Plaza
New York, NY 10004

April 3, 2015

Dear Stockholders:

It is our pleasure to invite you to attend our 2014 Annual Meeting of Stockholders to be held on May 14, 2015 at 11:00 a.m. (Eastern). The meeting will be held at our executive offices in New York City.

We are taking advantage of the Securities and Exchange Commission (“SEC”) rules that allow companies to furnish proxy materials to stockholders via the internet. This electronic process gives you fast, convenient access to the materials, reduces the impact on the environment and reduces our printing and mailing costs. If you received a Notice Regarding the Availability of Proxy Materials (“Internet Notice”) by mail, you will not receive a printed copy of the proxy materials unless you specifically request them. The Internet Notice instructs you on how to access and review all of the important information contained in this Proxy Statement, as well as how to submit your proxy over the internet. If you want more information, please see the General Information section of this Proxy Statement or visit the Annual Meeting of Stockholders section of our Investor Relations website at http://ir.ambac.com.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the internet or by phone or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction card. Please review the instructions on each of your voting options described in this Proxy Statement, as well as in the Internet Notice you received in the mail.

Thank you for your interest in Ambac.

Sincerely,

Jeffrey S. Stein	Nader Tavakoli
Chairman	Interim President and Chief Executive Officer

AMBAC FINANCIAL GROUP, INC.
NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

Time and Date	11:00 a.m. (Eastern) on May 14, 2015
Place	Ambac Financial Group, Inc. One State Street Plaza, 16th Floor New York, New York 10004

Items of Business	(1) To elect five members of the Board of Directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified.
(2) To ratify the appointment of KPMG as Ambac’s independent registered public accounting firm for the fiscal year ending December 31, 2015.
(3) To approve, on an advisory basis, the compensation of our named executive officers.

Adjournments and Postponements
Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Record Date	You are entitled to vote only if you were an Ambac stockholder as of the close of business on March 19, 2015 (“Record Date”). You will need proof of ownership of our common stock to enter the meeting.
Voting
Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this Proxy Statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice Regarding the Availability of Proxy Materials (“Internet Notice”) you received in the mail, the section titled “Information About the Annual Meeting and Voting” beginning on page 1 of this Proxy Statement or, if you requested to receive printed proxy materials, your enclosed proxy or voting instruction card.

By order of the Board of Directors,

William J. White Corporate Secretary
This notice of Annual Meeting and Proxy Statement and form of proxy are being distributed and made available on or about April 3, 2015.

2015 ANNUAL MEETING OF STOCKHOLDERS
NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Ambac Financial Group, Inc. | i | 2015 Proxy Statement

AMBAC FINANCIAL GROUP, INC.
One State Street Plaza
New York, New York 10004

PROXY STATEMENT

GENERAL INFORMATION
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Proxy Materials
Why did I receive these Proxy Materials?
The Board of Directors of Ambac Financial Group, Inc. ("Ambac" or the "Company") has made these materials available to you on the internet or, upon your request, has delivered printed proxy materials to you, in connection with the solicitation of proxies for use at Ambac’s 2015 Annual Meeting of Stockholders, which will take place on May 14, 2015 at 11:00 a.m. (Eastern). The meeting will be held at our executive offices at One State Street Plaza, New York, New York 10004. As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this Proxy Statement. This Proxy Statement includes information that we are required to provide to you under SEC rules and that is designed to assist you in voting your shares.
Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?
In accordance with rules adopted by the SEC, we may furnish proxy materials, including this Proxy Statement and our 2014 Annual Report to Stockholders, to our stockholders by providing access to such documents on the internet instead of mailing printed copies. Stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Internet Notice, which was mailed to our stockholders, will instruct you as to how you may access and review all of the proxy materials on the internet. The Internet Notice also instructs you as to how you may submit your proxy on the internet, by phone or by mail. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Internet Notice.
What is included in the proxy materials?
The proxy materials include:

•	Our Proxy Statement for the 2015 Annual Meeting of Stockholders;

•	Our 2014 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2014; and

•	The proxy card or a voting instruction card for the Annual Meeting.

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How can I access the proxy materials over the internet?
The Internet Notice, proxy card or voting instruction card will contain instructions on how to:

•	View our proxy materials for the Annual Meeting on the internet and vote your shares; and

•	Instruct us to send our future proxy materials to you electronically by email.
Our proxy materials are also available at www.proxyvote.com.
Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you, and will reduce the impact on the environment of printing and mailing these materials. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.
What information is contained in this Proxy Statement?
The information in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting and details regarding the voting process, the compensation of our directors and certain of our executive officers, corporate governance, and certain other required information.
Why did I only receive one set of materials when there is more than one stockholder at my address?
If two or more stockholders share one address, each such stockholder may not receive a separate copy of our Annual Report, Proxy Statement (including a proxy card) or Internet Notice. Stockholders who do not receive a separate copy of our Annual Report, Proxy Statement (including a proxy card) or Internet Notice and want to receive a separate copy may request to receive a separate copy of, or additional copies of, our Annual Report, Proxy Statement (including a proxy card) or Internet Notice via the internet, phone or email, as outlined above. Stockholders who share an address and receive multiple copies of our Annual Report, Proxy Statement (including a proxy card) or Internet Notice may also request to receive a single copy by writing to our Investor Relations Department, Ambac Financial Group, Inc., One State Street Plaza, New York, New York 10004.
Voting Information
What items of business will be voted on at the Annual Meeting?
The items of business scheduled to be voted on at the Annual Meeting are:

•	The election of five directors.

•	The ratification of the appointment of KPMG LLP as Ambac’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

•	To approve, on an advisory basis, the compensation of our named executive officers.
We will also consider any other business that properly comes before the Annual Meeting.

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How does the Board of Directors recommend that I vote?
Our Board of Directors recommends that you vote your shares:

•	“FOR” each of the nominees to the Board of Directors.

•	“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2015 fiscal year.

•	“FOR”, the approval, on an advisory basis, of the compensation of our named executive officers.
Other than the three items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Stephen M. Ksenak and William J. White, or either of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.
What shares can I vote?
Each share of Ambac common stock issued and outstanding as of the close of business on the Record Date for the 2015 Annual Meeting of Stockholders is entitled to be voted on all items being voted on at the Annual Meeting. You may vote all shares owned by you as of the Record Date, including (i) shares held directly in your name as the stockholder of record, and (ii) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee. On the Record Date, we had 45,003,598 shares of common stock issued and outstanding.
How many votes am I entitled to per share?
Each holder of shares of common stock is entitled to one vote for each share of common stock held as of the Record Date. The voting rights of certain substantial holders of common stock are restricted. A holder (including any group consisting of such holder and any other person with whom such holder or any affiliate or associate of such holder has any agreement, contract, arrangement or understanding with respect to acquiring, voting, holding or disposing of our common stock) will be entitled to vote only such number of shares that would equal (after giving effect to this restriction) one vote less than 10% of the votes entitled to be cast by all holders of outstanding common stock. This restriction does not apply if the acquisition or ownership of common stock has been approved, whether before or after such acquisition or first time of ownership, by the Wisconsin Insurance Commissioner. Our certificate of incorporation also restricts the right of certain transferees to vote certain of their shares to the extent that, as a result of such transfer (or any series of transfers of which such transfer is a part), either (i) any person or group of persons shall become a five-percent stockholder or (ii) the percentage stock ownership interest in our shares of any five-percent stockholder shall be increased.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Most Ambac stockholders hold their shares as a beneficial owner through a broker or other nominee rather than directly in their own name. If your shares are registered directly in your name with our transfer agent, Computershare Inc., you are considered, with respect to those shares, the stockholder of record. If your shares are held in an account at a brokerage firm, bank, broker-dealer, trust, or other similar organization, like the vast majority of our stockholders, you are considered the beneficial owner of shares held in street name.

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How can I vote my shares at the Annual Meeting?
Shares held in your name as the stockholder of record or held beneficially in street name may be voted by you in person at the Annual Meeting or by proxy. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.
How can I vote my shares without attending the Annual Meeting?
Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. You can vote by proxy over the internet or by phone by following the instructions provided in the Internet Notice, or, if you requested to receive printed proxy materials, you can also vote by mail pursuant to instructions provided on the proxy card.
Can I change my vote or revoke my proxy?
You may change your vote at any time prior to the taking of the vote at the Annual Meeting. You may change your vote by (i) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (ii) providing a written notice of revocation to Ambac’s Corporate Secretary at Ambac Financial Group, Inc., One State Street Plaza, New York, New York 10004 (and you can send a copy via email to corporatesecretary@ambac.com), prior to your shares being voted, or (iii) attending the Annual Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request or vote in person at the Annual Meeting.
Is my vote confidential?
Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Ambac or to third parties, except:

•	As necessary to meet applicable legal requirements;

•	To allow for the tabulation and certification of votes; and

•	To facilitate a proxy solicitation.
How many shares must be present or represented to conduct business at the Annual Meeting?
The quorum requirement for holding the Annual Meeting and transacting business is that holders of a majority of the voting power of Ambac’s shares of common stock outstanding as of the Record Date must be present or represented by proxy. Both abstentions and broker non-votes (described below) are counted for the purpose of determining the presence of a quorum.
How are votes cast?
In the election of directors (Proposal Number 1), you may vote “FOR” all or some of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees.
For the other items of business, you may vote “FOR,” “AGAINST,” or “ABSTAIN.” If you elect to “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.”
If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If no instructions are indicated, the shares will be voted as recommended by the Board of Directors.

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What is the voting requirement to approve each of the proposals?
The directors are elected by a plurality of the shares of common stock present or represented by proxy and entitled to vote on the election of directors. This means that the five individuals nominated for election to the Board who receive the most “FOR” votes among votes properly cast will be elected. Only “FOR” or “WITHHELD” votes are counted in determining whether a plurality has been cast in favor of a director nominee. A “WITHHELD” vote will have the same effect as a vote "AGAINST" the election of a director nominee. You cannot abstain in the election of directors and broker non-votes are not counted. Each holder of our common stock is entitled to one vote for each share held. There are no cumulative voting rights associated with any of Ambac's common stock. A holder (including any group consisting of such holder and any other person with whom such holder or any affiliate or associate of such holder has any agreement, contract, arrangement or understanding with respect to acquiring, voting, holding or disposing of our common stock) will be entitled to vote only such number of shares that would equal (after giving effect to this restriction) one vote less than 10% of the votes entitled to be cast by all holders of outstanding common stock. This restriction does not apply if the acquisition or ownership of common stock has been approved, whether before or after such acquisition or first time of ownership, by the Wisconsin Insurance Commissioner. Our certificate of incorporation also restricts the right of certain holders to vote certain of their shares to the extent that, as a result of a transfer of such shares (or any series of transfers of which such transfer is a part), either (i) any person or group of persons shall become a five-percent stockholder or (ii) the percentage stock ownership interest in our shares of any five-percent stockholder shall be increased.
The approval of the remaining two proposals described below requires the affirmative vote of the holders of a majority of the voting power of Ambac’s shares of common stock present or represented by proxy at the Annual Meeting and entitled to vote thereon, voting together as a single class:

(1)	“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and

(2)	“FOR”, the approval, on an advisory basis, of the compensation of our named executive officers.
If you hold shares beneficially in street name and do not vote your shares as described in this Proxy Statement, your shares may constitute “broker non-votes.” Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. All of the matters scheduled to be voted on at the Annual Meeting are “non-routine,” except for the proposal to ratify the appointment of KPMG LLP as Ambac’s independent registered public accounting firm for the fiscal year ending December 31, 2015. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered voting power present with respect to that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained. Abstentions are considered voting power present at the meeting and thus will have the same effect as votes against each of the matters scheduled to be voted on at the Annual Meeting (other than the election of directors).
Brokers may not vote your shares on the election of directors, certain executive compensation matters, or certain corporate governance matters in the absence of your specific instructions as to how to vote, so we encourage you to provide instructions to your broker regarding the voting of your shares.

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Who will bear the cost of soliciting votes for the Annual Meeting?
Ambac pays the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials and/or vote over the internet, you are responsible for internet access charges you may incur. If you choose to vote by phone, you are responsible for any phone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for such solicitation activities.
What happens if additional matters are presented at the Annual Meeting?
Other than the three items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Stephen M. Ksenak or William J. White, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason, any of the nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting and publish final voting results in the Annual Meeting of Stockholders section of our Investor Relations website at http://ir.ambac.com. We will also disclose the final voting results on a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting.
Attending the Annual Meeting
How can I attend the Annual Meeting?
Only stockholders, their proxy holders and our guests may attend the Annual Meeting. Space is limited and admission to the meeting will be on a first-come, first-served basis. Verification of ownership will be requested at the admissions desk. If you are a holder of record and plan to attend the Annual Meeting, please indicate this when you vote. When you arrive at the Annual Meeting, you will be asked to present photo identification, such as a driver’s license. If your shares are held in the name of your broker, bank or other nominee, you must bring to the meeting an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on March 19, 2015, the record date for voting. If you want to vote your common stock held in street name in person, you must get a written proxy in your name from the broker, bank or other nominee that holds your shares. If you wish to obtain directions to attend the meeting in person, you may send an e-mail to: corporatesecretary@ambac.com or call (212) 658-7456.
Do directors attend the Annual Meeting?
It is currently expected that all of our directors will attend Ambac’s Annual Meeting of Stockholders. All of our directors attended the 2014 Annual Meeting of Stockholders.
How can I find out if I am a stockholder of record entitled to vote?
For a period of at least ten days before the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection by stockholders of record during ordinary business hours at our principal executive offices at One State Street Plaza, New York, New York 10004.

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Other Questions Related to the Meeting or Ambac
Who will serve as inspector of elections?
The inspectors of election will be representatives from Broadridge Financial Solutions, Inc.
How can I contact Ambac’s transfer agent?
Contact our transfer agent by either writing to Computershare Inc., PO Box 30170, College Station, TX 77842, or 211 Quality Circle, Suite 210, College Station, TX 77845, or by telephoning 1-800-662-7232 or via the web at www.computershare.com/investor.
Whom should I call if I have any questions?
If you have any questions about the Annual Meeting or voting, please contact William J. White, Corporate Secretary, at (212) 658-7456 or by e-mail at corporatesecretary@ambac.com. If you have any questions about your investment in Ambac common stock, please contact Abbe Goldstein, Managing Director, Investor Relations, at (212) 208-3222 or by e-mail at agoldstein@ambac.com.
How can a stockholder communicate directly with our Board?
Stockholders and other interested parties may communicate with Ambac’s Board by writing to Ambac’s Corporate Secretary at Ambac Financial Group, Inc., One State Street Plaza, New York, New York 10004 or by sending an e-mail to Ambac’s Corporate Secretary at corporatesecretary@ambac.com. Ambac’s Corporate Secretary will then forward your questions or comments directly to the Board.
Please note that material that is directly or indirectly hostile or threatening, illegal or otherwise unsuitable will not be forwarded. Any communication that is relevant to Ambac’s business and is not forwarded will be retained for one year and will be made available to the independent directors on request. The independent directors grant the Corporate Secretary discretion to decide what correspondence shall be shared with Ambac management and specifically instruct that any personal employee complaints be forwarded to our Human Resources Department.
What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders or to nominate individuals to serve as directors?
For Stockholder Proposals that are to be included in our Proxy Statement under Rule 14a-8. Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, if a stockholder wants Ambac to include a proposal in our proxy statement and form of proxy for presentation at our 2016 Annual Meeting of Stockholders (other than a proposal relating to the nomination of a specific individual for election to our Board of Directors), the proposal must be received by us at our principal executive offices at One State Street Plaza, New York, New York 10004, not later than December 4, 2015. The proposal must be sent to the attention of our Corporate Secretary, and must comply with the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended (including, but not limited to, Rule 14a-8 or its successor provision).
Other Proposals and Nominations. Our by-laws govern the submission of nominations for director or other business proposals that a stockholder wishes to have considered at a meeting of stockholders, but which are not included in our proxy statement for that meeting. Under our by-laws, nominations for director or other business proposals to be addressed at our next annual meeting may be made by a stockholder entitled to vote who has delivered a notice to the Corporate Secretary of Ambac Financial Group no later than the close of business on March 15, 2016, and not earlier than February 13, 2016. The notice must set forth and describe the information required by Article II of the by-laws.

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These advance notice and information requirements are in addition to, and separate from, the requirements that a stockholder must meet in order to have a proposal included in the proxy statement under the rules of the SEC.
A proxy granted by a stockholder will give discretionary authority to the proxies to vote on any matters introduced pursuant to the above-referenced by-law provisions, subject to applicable rules of the SEC.
INCORPORATION BY REFERENCE
To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any other filing of Ambac under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (“Exchange Act”), the sections of this Proxy Statement titled “Report of the Audit Committee” (to the extent permitted by the rules of the U.S. Securities and Exchange Commission) shall not be deemed to be so incorporated, unless specifically provided otherwise in such filing.

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DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE
Recent Developments
On December 23, 2014, Ambac announced certain leadership changes including the resignation of Diana N. Adams as President and Chief Executive Officer effective as of December 31, 2014. Ms. Adams also stepped down from the Board of Directors of Ambac and its principal operating subsidiary, Ambac Assurance Corporation ("AAC") as of such date. Effective January 1, 2015 Nader Tavakoli was appointed interim President and Chief Executive Officer of Ambac and Executive Chairman of AAC. Jeffrey S. Stein was appointed Chairman of the Board of Ambac and David Trick, Senior Managing Director, Chief Financial Officer and Treasurer of Ambac and AAC assumed the additional role of interim President and Chief Executive Officer of AAC. The Board has established a search committee and has commenced a search for a permanent Chief Executive Officer. On April 2, 2015, the Board appointed Alexander D. Greene as a director, filling the vacancy created by the departure of Ms. Adams. Upon the selection of a permanent Chief Executive Officer, the Board expects to increase the number of Board members and appoint the new Chief Executive Officer to the Board, in accordance with our By-Laws.
Board of Directors
The Board oversees the business of Ambac and monitors the performance of management. Addressing issues following Ambac’s emergence from Chapter 11 and the challenges confronting our principal operating subsidiary, AAC, a financial guarantee insurance company, requires a high level of focus, time commitment and engagement from the directors. The Board meets approximately five times per year in regularly scheduled meetings, but will meet more often, if necessary. The Board met 18 times in 2014. Outside of formal meetings, directors frequently engage with management concerning Ambac’s business and strategies. Each director attended at least 97% of the meetings of the Board and committees on which he served.
All of our current directors also serve as directors of AAC.
Directors
The names of our directors and their ages, positions, and biographies are set forth below. There are no family relationships among any of our directors or executive officers.

Name	Age	Position with Ambac
Eugene M. Bullis	69	Director
Alexander D. Greene	56	Director
Victor Mandel	50	Director
Jeffrey S. Stein	45	Chairman of the Board of Directors
Nader Tavakoli	57	Interim President, Chief Executive Officer and Director
Eugene M. Bullis has been a Director since May 31, 2013. Since December 2010, Mr. Bullis has served on the Board of Governors of The Doctors Company, an insurance interexchange that is the nation’s largest provider of professional liability insurance for physicians. From 2007 to 2010, Mr. Bullis served as an Executive Vice President and Chief Financial Officer of The Hanover Insurance Group, Inc. (THG). Prior to joining THG, Mr. Bullis served as Executive Vice President and Chief Financial Officer at Conseco, Inc., from 2002 to 2007. Previously, Mr. Bullis served in a number of senior financial officer roles in technology-related businesses, including Chief Financial Officer of Wang Laboratories, Inc. Mr. Bullis began his career with a predecessor firm of what is now Ernst & Young LLP, where he advanced to audit partner with a concentration in services to insurance company clients. Mr. Bullis also serves on the Board of Directors of, and as the Audit Committee Chair for, The ONE Group Hospitality, Inc. Mr. Bullis holds a B.A. from Colby College.

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Alexander D. Greene has been a Director since April 2, 2015. Mr. Greene has over 30 years of corporate finance and private equity experience. From December 2005 to March 2014, he was a Managing Partner and head of U.S. Private Equity at Brookfield Asset Management, a global asset manager with over $175 billion of assets under management. At Brookfield, he led a team that invested in companies where operational improvement and strategic guidance were primary drivers of value creation. Prior to joining Brookfield, Mr. Greene was a Managing Director and co-head of Carlyle Strategic Partners, a private equity fund investing in financially distressed industrial companies; and at Wasserstein Perella & Co., and Whitman Heffernan Rhein & Co., served as an investment banker to large and mid-cap companies, boards of directors and other constituencies, focusing on leveraged finance, merger and acquisition and recapitalization transactions. Mr. Greene is a director of Overseas Shipholding Group, Inc. and USA Truck, Inc. and formerly served as a director of Longview Fibre Paper and Packaging, CWC Energy Services Corp. and Civeo Corporation. He is a member of the Armonk New York Fire Department and serves on the Budget and Finance Advisory Committee for the Town of North Castle, New York. He holds a Bachelor of Business Administration in Finance from the George Washington University.
Victor Mandel has been a Director since May 1, 2013. Mr. Mandel is the founding partner of Criterion Capital Management, LLC and has over twenty-five years of experience in investments, corporate strategy and corporate governance. Mr. Mandel previously designed and developed corporate governance consulting and research best practices;  as well as ran operations for a leading ESG advisory company. His career includes serving as Chief Financial Officer of Circle.com; and serving as Executive Vice President, Finance and Development, Snyder Communications, Inc. Mr. Mandel served as Vice President in the Investment Research department at Goldman Sachs & Co. where he spent almost a decade advising institutional investors. Mr. Mandel previously served as a member of the Board of Directors, and on the audit committees, of Comsys IT Partners, Inc. (now a Manpower company), Broadpoint Gleacher Securities Group, Inc. (now Gleacher and Co., Inc.), and XLHealth Corp (now a United Healthcare company). Mr. Mandel also served on the Board of Directors of the Children's National Medical Center in Washington, DC. Mr. Mandel holds an MBA in Finance from the Wharton School of Business at the University of Pennsylvania and an A.B. in Computer Science from Harvard University, and is a Chartered Financial Analyst (CFA) charter holder.
Jeffrey S. Stein has been Chairman of the Board since January 1, 2015 and has served as a Director since May 1, 2013. Mr. Stein is Co-Founder and Managing Partner of Power Capital Partners LLC, a private equity firm founded in 2011. Mr. Stein is an investment professional with over 21 years of experience in the high yield, distressed debt and special situations asset class who has substantial experience investing in the financial services industry. Previously Mr. Stein was Co-Founder and Principal of Durham Asset Management LLC, a global event-driven distressed debt and special situations asset management firm. From January 2003 through December 2009 Mr. Stein served as the Co-Director of Research at Durham responsible for the identification, evaluation and management of investments for the various Durham portfolios. From July 1997 to December 2002 Mr. Stein was a Director at The Delaware Bay Company, Inc., a boutique research and investment banking firm focused on the distressed debt and special situations asset class. From September 1991 to August 1995 Mr. Stein was an Associate at Shearson Lehman Brothers in the Capital Preservation & Restructuring Group. Mr. Stein currently serves as a director on the Boards of Dynegy Inc. (NYSE: DYN) and Granite Ridge Holdings, LLC. Mr. Stein previously served as a director on the Boards of US Power Generating Company and KGen Power Corporation. Mr. Stein received a B.A. in Economics from Brandeis University and an M.B.A. with Honors in Finance and Accounting from New York University.

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Nader Tavakoli has been interim President and Chief Executive Officer of Ambac and Executive Chairman of AAC since January 1, 2015 and a Director since May 1, 2013. Mr. Tavakoli is Chairman and Chief Executive Officer of EagleRock Capital Management, a private investment partnership based in New York City. Prior to founding EagleRock in 2002, Mr. Tavakoli managed substantial investment portfolios with Odyssey Partners and Highbridge Capital Management, both New York based private investment partnerships. During his nearly 25 year investment career, Mr. Tavakoli has made investments across numerous industries, including significant investments in financial services companies. Mr. Tavakoli began his professional career as an attorney with the New York City law firm of Milbank, Tweed, Hadley and McCloy, where he primarily represented institutional clients in banking, litigation and corporate restructuring matters. Mr. Tavakoli is a director of Magnachip Semiconductor Corp., a Korean based manufacturer of analogue and mixed signal semiconductors. Mr. Tavakoli also serves on the board of MF Global Holdings Ltd., formerly engaged in securities brokerage, trading and clearance and serves as its Litigation Trustee, where he is pursuing claims on behalf of the company’s creditors. Until 2014, Mr. Tavakoli served as chairman of the board of Peak Hotels & Resorts Group, a privately held company that owns and manages the Aman Group of Resorts. Until its sale to AT&T in 2013, Mr. Tavakoli was a director of Nextwave Wireless Inc., a provider of broadband spectrum. Mr. Tavakoli is a Governance Leadership Fellow of the National Association of Corporate Directors. Mr. Tavakoli is a former Chair of the Montclair State University Foundation Board. Mr. Tavakoli holds a B.A. in History from Montclair State University, where he was selected Valedictorian, and a Juris Doctor from the Rutgers Law School, where he was an editor of the Rutgers Law Review.
Board Leadership Structure
The Board does not have a policy on whether or not the roles of Chief Executive Officer and Board Chair should be separate and, if they are to be separate, whether the Chair should be selected from the non-employee Directors, an employee or an outsider. The Board believes that it should be free to make this choice any way that it deems best for Ambac at any given point in time. While the Board has no fixed policy with respect to combining or separating the offices of Board Chair and Chief Executive Officer, those two positions have been held by separate individuals for the last several years, with the position of Chair of the Board currently being filled by Jeffrey S. Stein and the position of interim Chief Executive Officer by Nader Tavakoli. The Company believes this is the appropriate leadership structure for it at this time.
A majority of our directors are independent (see “Director Independence” below), and the Board believes that the independent directors provide effective oversight of management.
Board Committees
The current members of each of the committees of the Board, as well as the current Chairman of each of the committees of the Board, are identified in the following paragraphs. Each of the standing committees operates under a written charter adopted by the Board. The Board has adopted a written charter for each of our standing committees which are available in the Corporate Governance section of our Investor Relations website: http://ir.ambac.com/governance.cfm. A copy of each charter is also available to stockholders free of charge on request to our Corporate Secretary, at corporatesecretary@ambac.com.

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Audit Committee
The Audit Committee is currently comprised of Messrs. Eugene M. Bullis (Chairman), Alexander D. Greene, Victor Mandel and Jeffrey S. Stein. The main function of our Audit Committee is to oversee our accounting and financial reporting processes. The Audit Committee’s responsibilities include:

•	Selecting and approving fees and terms of auditors’ engagement.

•	Approving the audit and non-audit services to be performed by our independent auditors.

•	Evaluating the experience, performance, qualifications, and independence of our independent auditors.

•	Reviewing the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters.

•	Reviewing the design, operation and effectiveness of our internal controls and our critical accounting policies.

•
Reviewing with management our annual audited financial statements, quarterly financial statements, earnings and any other material press releases related to accounting or financial matters announcements.

•	Review with management our major financial risk exposures and the steps that management has taken to monitor and control such exposures.

•	Review and approve the committee report the SEC requires for inclusion in our annual proxy statement.

•	Reviewing our Regulation FD Policy.

•	Establishing procedures for the confidential and anonymous receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters.
Our Board has determined that each of the directors serving on our Audit Committee is independent within the meaning of the Listing Rules of NASDAQ. The Board of Directors has determined that, based on each member’s professional qualifications and experience, each of the members of the Audit Committee qualifies as an audit committee financial expert as defined under the rules of the SEC. The Audit Committee met eight times in 2014.
Compensation Committee
The Compensation Committee is currently comprised of Messrs. Eugene M. Bullis (Chairman), Alexander D. Greene, Victor Mandel and Jeffrey S. Stein. The purpose of our Compensation Committee is to assist the Board in overseeing our compensation programs. The Compensation Committee’s responsibilities include:

•	Reviewing the overall compensation principles governing the compensation and benefits of the executive officers and other employees.

•	Evaluating the performance of our Chief Executive Officer.

•	Reviewing the procedures for the evaluation of the executive officers, other than our Chief Executive Officer.

•	Reviewing and approving the selection of our peer companies to use as a reference in determining competitive compensation packages.

•	Determining all executive officer compensation (including but not limited to salary, bonus, incentive compensation, equity awards, benefits and perquisites).

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•
Reviewing and approving the terms of any employment agreements and severance arrangements, change-in-control agreements, and any special or supplemental compensation and benefits for the executive officers and individuals who formerly served as executive officers.

•	Acting as the administering committee for our stock and bonus plans and for any equity compensation arrangements that may be adopted by us from time to time.

•	Making and approving grants of equity based awards to directors under Ambac’s compensation plans.

•
Reviewing and discussing with management the annual Compensation Discussion and Analysis (CD&A) disclosure, and, based on this review and discussion, making a recommendation to include the CD&A disclosure in our annual public filings.

•	Preparing the annual Compensation Committee Report for inclusion in our annual public filings.
Each member of our Compensation Committee is an “outside” director as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, and a “non-employee” director within the meaning of Rule 16b-3 of the Exchange Act. Our Board of Directors has determined that each of the directors serving on our Compensation Committee is independent within the meaning of the Listing Rules of NASDAQ. The Compensation Committee met ten times in 2014.
The Compensation Committee directly engaged Frederic W. Cook & Co., Inc., a nationally recognized independent compensation consulting firm, to assist it with benchmarking and compensation analyses, as well as to provide consulting on executive compensation practices and determinations, including information on our Long Term Incentive Plan (“LTIP”) award design. From time to time, our Chief Executive Officer will attend meetings of the Compensation Committee and express his or her view on the Company’s overall compensation philosophy. Following year-end, the Chief Executive Officer makes recommendations to the Compensation Committee as to the total compensation package (salary, bonus and LTIP awards) to be paid to each of the other named executive officers in the Summary Compensation Table. Michael Reilly, our Chief Administrative Officer, serves as management’s main liaison with the Compensation Committee and assists the Compensation Committee Chairman in setting the annual agenda and gathering the requested supporting material for each Compensation Committee meeting. William J. White, our Corporate Secretary, serves as secretary to the Compensation Committee.
Governance and Nominating Committee
The Governance and Nominating Committee is currently comprised of Messrs. Eugene M. Bullis, Victor Mandel (Chairman) and Jeffrey S. Stein. Our Governance and Nominating Committee’s purpose is to assist our Board of Directors in identifying individuals qualified to become members of our Board of Directors consistent with criteria set by our Board of Directors, to oversee the evaluation of the Board of Directors and management, and to develop and update our corporate governance principles. The Governance and Nominating Committee’s responsibilities include:

•
Evaluating the composition, size, organization, and governance of our Board of Directors and its committees, determining future requirements, and making recommendations regarding future planning, the appointment of directors to our committees, and the selection of chairs of these committees.

•	Periodically reviewing the standards for director independence and provide the Board with an assessment of which directors should be deemed independent.

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•	Determining the criteria for Board membership.

•	Evaluating the participation of members of the Board in continuing education.

•	Reviewing and recommending to our Board of Directors the compensation of our non-employee directors and our subsidiaries’ directors.

•	Reviewing plans for the succession of our executive officers.

•	Reviewing and approving related party transactions.

•	Administering a procedure to consider stockholder recommendations for director nominees.

•	Evaluating and recommending candidates for election or re-election to our Board of Directors, including nominees recommended by stockholders.

•	Reviewing periodically Ambac’s Code of Business Conduct and compliance therewith.
Each member of the Committee is a non-employee member of our Board of Directors. Our Board of Directors has determined that each of the directors serving on our Governance and Nominating Committee is independent within the meaning of the Listing Rules of NASDAQ. The Governance and Nominating Committee met seven times in 2014.
Strategy and Risk Policy Committee
The Strategy and Risk Policy Committee is currently comprised of Messrs. Victor Mandel, Jeffrey S. Stein (Chairman) and Nader Tavakoli. The charter for the Strategy and Risk Policy Committee was adopted in May 2013. The Strategy and Risk Policy Committee’s responsibilities include:

•	Consulting with the Audit Committee on key guidelines and policies for risk assessment and risk management.

•	Oversight of capital structure, financing and treasury matters.

•	Reviewing, evaluating and recommending to the Board the proposed terms of certain financing activities that require Board approval.

•	Reviewing Ambac’s short-term and long-term financial and investment guidelines, plans and strategies.

•
Reviewing and making recommendations to the Board regarding strategic plans and initiatives, including potential material investments in joint ventures, mergers, acquisitions, and other business combinations.

The Strategy and Risk Policy Committee met seven times in 2014.
Board’s Role in Risk Oversight
Among other things, the Board is responsible for understanding the risks to which we are exposed, approving management's strategy to manage these risks, establishing policies that monitor and manage defined risks and measuring management's performance against the strategy.
Our management team is responsible for managing the risks to which Ambac is exposed and reports on such matters to the applicable Board committees.
The Audit Committee oversees the management of risk associated with the integrity of our financial statements and our compliance with legal and regulatory requirements. In addition, the Audit Committee discusses policies with respect to risk assessment and risk management, including major financial risk exposure and the steps management has taken to monitor and control such exposures. The Audit Committee reviews with management, internal auditors, and external auditors the accounting policies, the system of internal controls over financial reporting and the quality and appropriateness of disclosure and content in the financial statements and other external financial communications.

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The Compensation Committee oversees the management of risk primarily associated with our ability to attract, motivate and retain quality talent, particularly executive talent, compensation structures that might lead to undue risk taking, and disclosure of our executive compensation philosophies, strategies and activities.
The Governance and Nominating Committee oversees the management of risk primarily associated with our ability to attract, motivate and retain quality directors, our corporate governance programs and practices and our compliance therewith. Additionally, the Governance and Nominating Committee evaluates the performance of the Board, its committees and management annually and considers risk management effectiveness as part of their evaluation. The Governance and Nominating Committee also performs oversight of the business ethics and compliance program, and reviews compliance with our Code of Business Conduct.
The Strategy and Risk Policy Committee oversees the management of risk primarily with respect to strategic plans and initiatives, oversight of our capital structure, financing and treasury matters and oversight of management's process for the identification, evaluation and mitigation of our financial and commercial-related risks.
The full Board also receives quarterly updates from Board committees, and the Board provides guidance to individual committee activities as appropriate.
Director Independence
The Governance and Nominating Committee annually reviews the relationships that each director has with Ambac. In conducting this review, the Committee considers all relevant facts and circumstances, including any consulting, legal, accounting, charitable and familial relationships and such other criteria as the Governance and Nominating Committee may determine from time to time. Following such annual review, the Committee reports its conclusions to the full Board, and only those directors whom the Board affirmatively determines to have no material relationship with Ambac and otherwise satisfy the criteria for director independence established by the committee are considered independent directors.
Based on the review and recommendation of the Governance and Nominating Committee, the Board has determined that none of Messrs. Bullis, Greene, Mandel or Stein has a relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and each of them is an independent director as defined in the Listing Rules of NASDAQ. In determining the independence of our directors, the Board of Directors has adopted the independence standards specified by applicable laws and regulations of the SEC and the Listing Rules of NASDAQ.

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Compensation Committee Interlocks and Insider Participation
None of the current members of the Compensation Committee has been an officer or employee of Ambac. In 2014 each of Messrs. Bullis, Mandel, Stein and Tavakoli served as members of the Compensation Committee. Prior to his appointment as interim President and Chief Executive Officer of Ambac effective as of January 1, 2015, Mr. Tavakoli served as Chair of the Compensation Committee. None of our executive officers serves on the Board of Directors or compensation committee of a company that has an executive officer that serves on our Board of Directors or the Compensation Committee.
Consideration of Director Nominees
Stockholder Recommendations and Nominees
The Governance and Nominating Committee considers properly submitted recommendations for candidates to the Board of Directors from stockholders. In evaluating such recommendations, the Governance and Nominating Committee seeks to achieve a balance of experience, knowledge, expertise, and capability on the Board of Directors and to address the membership criteria set forth under “Director Selection Process and Qualifications” below. Any stockholder recommendations for consideration by the Governance and Nominating Committee should be sent in accordance with the provisions of our by-laws, as described under “Other Questions related to the Meeting or Ambac—What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders or to nominate individuals to serve as directors?” above. There are no differences in the manner in which the Governance and Nominating Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder or otherwise. Stockholder recommendations should be sent to the Board of Directors, together with the information required by Article II of our by-laws, c/o: Ambac Financial Group, Inc., Attn: Corporate Secretary, One State Street Plaza, New York, New York 10004.
Director Selection Process and Qualifications
Our Governance and Nominating Committee will evaluate and recommend candidates for membership on the Board of Directors consistent with our Corporate Governance Guidelines regarding the selection of director nominees. Pursuant to these guidelines, the Governance and Nominating Committee screens candidates and evaluates the qualifications of the persons nominated by or recommended by our stockholders. The Governance and Nominating Committee recommends director nominees who are ultimately approved by the full Board of Directors.
The Governance and Nominating Committee reviews the composition of the Board as a whole, as well as the committees, and assesses the appropriate knowledge, experience, skills, expertise and diversity in the context of the current make-up of the Board at that point in time. It also reviews the Board to ensure that it contains at least the minimum number of independent directors required by applicable law and stock exchange listing requirements. The Governance and Nominating Committee monitors the composition of the Board to determine if it meets the needs of our business and, in furtherance of this goal, proposing the nomination of directors for purposes of obtaining the appropriate members and skills. The Governance and Nominating Committee uses a variety of methods for identifying and evaluating nominees for directors. The Committee considers the current directors that have expressed an interest in and that continue to satisfy the criteria for serving on the Board as set forth in our Corporate Governance Guidelines. Other nominees that may be proposed by current directors, members of management or by stockholders are also considered. The Committee may, at Ambac’s expense, engage search firms, consultants and other advisors to identify, screen and/or evaluate candidates. When considering a potential non-incumbent candidate, the Governance and Nominating Committee will factor into its determination the following qualities, among others: character, judgment, business experience, diversity and acumen, all to be considered in the context of an assessment of the perceived needs of the Board at that point in time. Candidates also are evaluated in light of other factors, such as those relating to service on other boards.

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Four of our directors, Eugene M. Bullis, Victor Mandel, Jeffrey S. Stein, and Nader Tavakoli were appointed to the Board in May 2013 following our emergence from bankruptcy pursuant to the terms of the Second Modified Fifth Amended Plan of Reorganization and subsequently elected by the stockholders at the 2013 and 2014 Annual Meetings. Alexander D. Greene was recommended to the Governance and Nominating Committee in 2015 as a candidate for Board membership by one of our stockholders. The Governance and Nominating Committee and the Board of Directors believe that the attributes required to serve as a director of Ambac, along with the leadership skills and other experiences of our Board members described below, provide us with a diverse range of perspectives and judgment necessary to guide our goals and strategies and monitor their execution.
Eugene M. Bullis. Mr. Bullis has considerable insurance industry experience, both at the executive and board levels. In particular, his background in audit, and his familiarity with compliance, finance and regulatory requirements in the insurance industry, are very valuable to the Board in its oversight of our financial reporting, regulatory, and credit and risk management policies and procedures. Such experience also makes Mr. Bullis well qualified to chair the Audit Committee and the Compensation Committee.
Alexander D. Greene. With over 30 years of corporate finance and private equity experience, Mr. Green has substantial insight and understanding of the issues affecting Ambac. In particular, his service at Brookfield Asset Management, where he led a team that invested in companies where operational improvement and strategic guidance were primary drivers of value creation, is invaluable to Ambac. He has served as an adviser to boards of directors and other constituencies, focusing on leveraged finance, merger and acquisition and recapitalization transactions. This background, as well as his financial expertise and other board experience, makes Mr. Greene well qualified to serve on our Board of Directors and its Audit and Compensation Committees.
Victor Mandel. With over 25 years of corporate strategy and corporate governance experience and significant board experience, Mr. Mandel brings to the Board a deep understanding of the corporate governance, finance and risk management obligations essential to a public company, as well as significant Board leadership expertise. This background makes Mr. Mandel well qualified to chair our Governance and Nominating Committee.
Jeffrey S. Stein. Mr. Stein is an investment professional with over 21 years of experience in institutional asset management and investment research who has substantial experience investing in the financial services industry. In addition Mr. Stein has significant experience as a corporate director and in his capacity as such has focused on capital allocation, operating and financial performance, capital structure optimization, asset acquisitions and dispositions, corporate strategy, risk management and investor communications. As a result Mr. Stein has a wealth of knowledge with respect to the financial, institutional and risk management issues currently facing Ambac. Mr. Stein currently serves on the finance and commercial oversight, compensation and human resources, and corporate governance and nominating committees of the Board of Directors of Dynegy Inc. His breadth of experience makes Mr. Stein well qualified to act as Chairman of our Board and chair the Strategy and Risk Policy Committee.

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Nader Tavakoli. Mr. Tavakoli has managed substantial investment portfolios and worked in the finance industry for over 30 years. During his investment career, Mr. Tavakoli has gained significant experience dealing with the business and strategies of financial services companies. As a former attorney who represented institutional clients in banking, litigation and corporate restructuring matters, Mr. Tavakoli has substantial insight into the issues affecting Ambac.
Executive Sessions
Executive sessions of independent directors are held in connection with each regularly scheduled Board of Directors meeting and at other times as appropriate. The Board of Directors’ policy is to hold executive sessions without the presence of management, including the Chief Executive Officer and any other non-independent directors.
Outside Advisors
Our Board of Directors and each of its committees may retain outside advisors and consultants of their choosing at our expense. The Board of Directors and its committees need not obtain management’s consent to retain outside advisors.
Board Effectiveness
Our Board of Directors performs an annual self-assessment to evaluate its effectiveness in fulfilling its obligations.
Code of Business Conduct
Ambac has a Code of Business Conduct which reflects the Board's commitment to maintaining strong standards of integrity for handling business situations appropriately and effectively. The Code of Business Conduct can be found in the Corporate Governance section of Ambac’s Investor Relations website at http://ir.ambac.com/governance.cfm. Ambac will disclose on its website any amendment to, or waiver from, a provision of its Code of Business Conduct that applies to its Chief Executive Officer, Chief Financial Officer or Chief Accounting Officer. Ambac’s Corporate Governance Guidelines and the charters for the Audit Committee, Governance and Nominating Committee, Strategy and Risk Policy Committee and Compensation Committee are also available in the Corporate Governance section of Ambac’s Investor Relations website at http://ir.ambac.com/governance.cfm.

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Board Compensation Arrangements for Non-Employee Directors
Ambac's director compensation program is designed to enable continued attraction and retention of highly qualified non-employee directors by ensuring that director compensation is reflective of the time, effort, expertise, and accountability required of board membership. The Governance and Nominating Committee believes that annual compensation for non-employee directors should generally consist of both a cash component, designed to compensate members for their service on the Board of Directors and its committees, and an equity component, designed to align the interests of directors and stockholders and, by vesting over time, to create an incentive for continued service on the Board, as well as compensate members for their service. Our annual compensation arrangement for non-employee directors consists of (i) an annual cash retainer of $200,000 and (ii) a grant of $250,000 of stock-based compensation, comprised of restricted stock units (rounded up to the nearest whole unit), or other stock based awards as permitted under Ambac’s 2013 Incentive Compensation Plan. Additionally, a non-employee director acting as Chairman or a Co-Chairman of the Board or any committee receives a Chairman's fee of up to $25,000 per director. There are no additional fees for attending meetings. We also reimburse our directors for reasonable out-of-pocket expenses in connection with their Board service, including attendance at Board of Directors and committee meetings. The restricted stock units that were granted to our non-employee directors on April 30, 2014 will vest on April 30, 2015. Each year we make annual grants of restricted stock units to our non-employee directors on or about the last business day in April,which vest on the one year anniversary of the grant date. Restricted stock units granted in prior years that have vested will not settle and convert into shares of common stock until the director resigns from, or otherwise ceases to be a member of, the Board of Directors of Ambac. Each non-employee director is required to acquire and hold shares of our common stock equal to the lesser of $800,000 in value or 40,000 shares within five years of becoming a director. This requirement may be satisfied by restricted stock unit holdings and other share acquisitions. The Governance and Nominating Committee will review the compensation programs for non-employee directors on an annual basis to assess if amounts are appropriate in light of directors' time commitments and contributions.
Compensation for Non-Employee Directors 2014
The following table summarizes compensation paid to non-employee directors during 2014.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation ($)	Total ($)
Eugene M. Bullis	$225,000	$250,011	—	$475,011
Victor Mandel	$225,000	$250,011	—	$475,011
Jeffrey S. Stein	$225,000	$250,011	—	$475,011
Nader Tavakoli	$225,000	$250,011	—	$475,011

1.
The value of the restricted stock units (“RSUs”) reported in the table above is based on the grant date fair value of awards computed in accordance with FASB ASC Topic 718. The number and grant date fair value of RSUs granted on April 30, 2014 (based on the closing price of our common stock on the NASDAQ Stock Market at the time of the grant) were as follows: Mr. Bullis, 8,284 RSUs valued at $250,011; Mr. Mandel, 8,284 RSUs, valued at $250,011; Mr. Stein, 8,284 RSUs, valued at $250,011; and Mr. Tavakoli, 8,284 RSUs, valued at $250,011. The total number of RSUs held by each of the non-employee directors as of December 31, 2014 was as follows: Mr. Bullis, 26,463; Mr. Mandel, 26,463; Mr. Stein, 26,463; and Mr. Tavakoli, 26,463.

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COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information, as of March 19, 2015, concerning, except as indicated by the footnotes below:

•	Each person whom we know beneficially owns more than 5% of our common stock.

•	Each of our directors and nominees for the Board of Directors.

•	Each of our named executive officers (see the section titled “Executive Compensation”).

•	All of our directors and executive officers as a group.
Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Ambac Financial Group, Inc., One State Street Plaza, New York, New York 10004.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.
The information provided in the table is based on our records, information filed with the SEC, and information provided to us, except where otherwise noted.

	Amount and Nature of Shares Beneficially Owned
Name	Number (1)	Percent of Class (2)
Executive Officers and Directors
Iain Bruce	—	*
Robert B. Eisman	9,414	*
Stephen M. Ksenak	9,414	*
David Trick	23,534	*
Eugene M. Bullis	43,130	*
Alexander D. Greene	—	*
Victor Mandel	43,130	*
Jeffrey S. Stein	43,130	*
Nader Tavakoli	43,130	*
All executive officers and directors as a group (12 persons)	219,590	*
* Beneficial ownership representing less than 1% is denoted with an asterisk (*).

1.
For each of the named executive officers, their share ownership in this column is comprised entirely of restricted stock units (“RSUs”), of which 50% vested on December 20, 2013 and 50% vested on December 20, 2014 (each, a "vesting date"), but shall not settle and convert into shares of common stock until the earlier of (a) the named executive officer’s termination of employment with the Company (other than with respect to a termination for “cause”) or (b) the second anniversary of the applicable vesting date. For each of Messrs. Bullis, Mandel, Stein, and Tavakoli, their share ownership in this column includes RSUs and stock options which have vested or will vest within 60 days of the Record Date. The RSUs granted to each of the directors shall not settle and convert into shares of common stock until such director resigns from, or otherwise ceases to be a member of, the Board of Directors of the Company. Each RSU represents a contingent right to receive one share of the Company’s common stock. RSUs granted to our named executive officers, and RSUs and stock options granted to the directors, that vest more than 60 days after the Record Date for voting at the Annual Meeting have not been included in the table above in accordance with SEC rules.

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2.
Applicable percentage ownership is based on 45,003,598 shares of common stock outstanding at March 19, 2015. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of the Record Date. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Each holder of common stock is entitled to one vote per share of common stock on all matters submitted to our stockholders for a vote.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires that our directors, executive officers, and greater-than-ten percent stockholders (collectively, our “insiders”) file reports with the SEC on their initial beneficial ownership of Ambac common stock and any subsequent changes. Our insiders must also provide us with copies of the reports. We reviewed copies of all reports furnished to us and obtained written representations from our insiders that all transactions have been reported to us. Based on this, we believe that all of our insiders complied with their filing requirements for 2014.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Related Party Transactions Policy and Procedure
Our Related Party Transactions Policy provides that we will only enter into or ratify a related party transaction when our Board of Directors, acting through the Governance and Nominating Committee, determines that the related party transaction is in the best interests of Ambac and our stockholders.
For the purposes of this policy,

•	a “related party” means:

◦	a member of the Board of Directors (or a nominee to the Board of Directors);

◦	an executive officer;

◦	any person who is known by Ambac to be the beneficial owner of more than 5% of our common stock; or

◦	any person known by Ambac to be an immediate family member of any of the persons listed above; and

•
a “related party transaction” means a transaction (and/or amendment thereto) with a related party occurring since the beginning of our last fiscal year, or any currently proposed transaction, involving Ambac where the amount exceeds $120,000 and in which any related party had or will have a direct or indirect interest.

Each of our directors and executive officers are required to bring potential related party transactions to the attention of Ambac and are periodically required to confirm and provide details of such transactions. Our legal staff, in consultation with management and with outside counsel, as appropriate, determines whether any transaction or relationship brought to Ambac’s attention does, in fact, constitute a related party transaction requiring compliance with the Policy.

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If our legal department determines that a transaction is a related party transaction, the Governance and Nominating Committee must review the transaction and either approve or disapprove it. A related party transaction entered into without pre-approval of the Committee will not be deemed to violate the Related Party Transactions Policy, or be invalid or unenforceable, so long as the transaction is brought to the Governance and Nominating Committee as promptly as reasonably practical after it is entered into or after it becomes reasonably apparent that the transaction is covered by this policy. In determining whether to approve or ratify a transaction with a related party, the Governance and Nominating Committee will take into account all of the relevant facts and circumstances available to it, including, among any other factors it deems appropriate:

•	whether the terms of the related party transaction are fair to Ambac and on the same basis as would apply if the transaction did not involve a related party;
•    whether there are business reasons for Ambac to enter into the related party transaction;
•    whether the related party transaction would impair the independence of an outside director; and

•
whether the related party transaction would present an improper conflict of interests for any director or executive officer of Ambac, taking into account the size of the transaction, the overall financial position of the director, executive officer or related party, the direct or indirect nature of the director's, executive officer's or related party's interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the Committee deems relevant.

Any member of the Governance and Nominating Committee who is a related party with respect to a transaction under review may not vote on the approval of the transaction but may, if so requested by the Chair of the Committee, participate in some or all of the Committee's discussions of the related party transaction.
No related party transactions were identified in 2014.

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EXECUTIVE COMPENSATION
Executive Officers
The names of our executive officers and their ages, positions, and biographies as of March 19, 2015 are set forth below. Our executive officers are appointed by, and serve at the discretion of, our Board. There are no family relationships among any of our directors or executive officers.

Name	Age	Position with Ambac
Nader Tavakoli	57	Interim President and Chief Executive Officer and Director
David Barranco	44	Senior Managing Director
Iain H. Bruce	55	Senior Managing Director
Robert B. Eisman	47	Senior Managing Director, Chief Accounting Officer and Controller
Stephen M. Ksenak	49	Senior Managing Director and General Counsel
Cathleen J. Matanle	62	Senior Managing Director
Michael Reilly	58	Senior Managing Director
David Trick	43	Senior Managing Director, Chief Financial Officer and Treasurer
Nader Tavakoli was appointed interim President and Chief Executive Officer of Ambac and Executive Chairman of AAC effective January 1, 2015. In these capacities, Mr. Tavakoli provides strategic leadership to Ambac by working with the Board and other members of senior management in developing and implementing the Company’s corporate strategies to maximize stockholder value. Mr. Tavakoli is actively involved in the asset-liability management of AAC with a focus on a successful rehabilitation of the Segregated Account. Under Mr. Tavakoli’s direction, AAC is aggressively pursuing recoveries in litigation and the exercise of contractual and legal rights. In addition, Mr. Tavakoli is overseeing business development initiatives at Ambac. Also see biography under “Board of Directors — Directors” above.
David Barranco has served as Senior Managing Director of Ambac and AAC since February 2012. Mr. Barranco has the executive responsibility of managing the Risk Restructuring Group, and held similar responsibilities from January 2010 to February 2012 as Managing Director. Mr. Barranco also has responsibility for evaluating new business initiatives. Since September 2011, Mr. Barranco has served as a Director of Ambac Assurance UK Limited, Ambac’s international financial guarantee subsidiary. Mr. Barranco joined Ambac in 1999.
Iain H. Bruce has served as Senior Managing Director of Ambac and AAC since February 2012. Mr. Bruce has the executive responsibility of managing the RMBS Portfolio Risk Management Group. From July 2009 to July 2012, Mr. Bruce was a Managing Director holding similar responsibilities. Mr. Bruce joined Ambac in 1994.
Robert B. Eisman has served as the Chief Accounting Officer, Controller, and a Senior Managing Director of Ambac and AAC since January 2010. Mr. Eisman has executive responsibility for managing Ambac’s financial reporting in compliance with SEC and other regulatory requirements and establishing Ambac’s GAAP and statutory accounting policies. Since August 2010, Mr. Eisman has served as a Director of Ambac Assurance UK Limited, Ambac’s international financial guarantee subsidiary. Mr. Eisman joined Ambac in 1995 from KPMG LLP where he was a Manager, responsible for providing audit services, primarily to its insurance clients.

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Stephen M. Ksenak has served as Senior Managing Director and General Counsel of Ambac and AAC since July 2011. Mr. Ksenak has executive responsibility for managing Ambac’s legal affairs. From January 2010 to July 2011, Mr. Ksenak served as Managing Director and Assistant General Counsel of Ambac and AAC. From January 2005 to January 2010, Mr. Ksenak served as First Vice President and Assistant General Counsel of Ambac and AAC. Prior to joining Ambac as Vice President and Assistant General Counsel in 2002, Mr. Ksenak practiced at the law firm of King & Spalding LLP.
Cathleen J. Matanle has served as Senior Managing Director of Ambac and AAC since February 2012. Ms. Matanle has executive responsibility for managing Ambac’s Risk Portfolio and Surveillance Management. From January 2003 to January 2012 she was Managing Director with the responsibility of managing Surveillance Management. Ms. Matanle joined Ambac in 2001.
Michael Reilly has served as Senior Managing Director of Ambac and AAC since February 2012. Mr. Reilly has executive responsibility for managing Ambac’s Administrative Office. From October 2009 to January 2012, he was Managing Director with the responsibility for managing the General Technology and Datacenter Operations. Mr. Reilly joined Ambac in 2009.
David Trick has served as Chief Financial Officer and a Senior Managing Director of Ambac and AAC since January 2010 and as interim President and Chief Executive Officer of AAC since January 1, 2015. In Mr. Trick's role as the Chief Executive Officer of AAC, he provides strategic leadership to AAC by working with the Board, the AAC Executive Chairman and other members of senior management to establish long-range goals, strategies, plans and policies. As Chief Financial Officer, Mr. Trick has executive responsibility for managing Ambac’s financial affairs, as well as and including financial reporting, investment management, asset liability management, financial planning, tax strategy, capital resources, operations, capital markets, liquidity, and investor relations. In addition, since May 2006, he has served as Treasurer of Ambac and AAC. Mr. Trick joined Ambac in 2005 from The Bank of New York Mellon, where he was a senior banker responsible for delivering strategic solutions to insurance industry clients, including those in the financial guarantee industry, with regards to a broad range of treasury, credit, and capital markets products.

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2014 Summary Compensation Table
The following table below provides information concerning the compensation of our President and Chief Executive Officer, Chief Financial Officer, and our three most highly compensated executive officers who were executive officers as of December 31, 2014. Effective December 31, 2014, Diana N. Adams resigned as President and Chief Executive Officer of each of Ambac and AAC, and Nader Tavakoli was appointed interim President and Chief Executive Officer of Ambac and Executive Chairman of AAC as of January 1, 2015. For descriptions of Ms. Adams's separation agreement and Mr. Tavakoli's retention arrangements, see "Separation Agreement with Diana Adams" and "Agreement with Nader Tavakoli," respectively.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	All Other Compensation ($)(1)	Total ($)
Diana N. Adams President and Chief Executive Officer	2014	800,000	—	—	1,924,776	2,724,776
	2013	800,000	475,000	700,000	14,608	1,989,608
	2012	750,000	550,000	—	10,000	1,310,000
David Trick Senior Managing Director, Chief Financial Officer and Treasurer	2014	625,000	400,000	—	10,400	1,035,400
	2013	625,000	360,000	500,000	10,200	1,495,200
	2012	600,000	425,000	—	10,000	1,035,000
Iain H. Bruce Senior Managing Director	2014	450,000	210,000	—	10,400	670,400
	2013	450,000	210,000	—	10,200	670,200
	2012	450,000	200,000	—	10,000	660,000
Robert B. Eisman Senior Managing Director, Chief Accounting Officer and Controller	2014	500,000	200,000	—	18,803	718,803
	2013	500,000	215,000	200,000	13,012	928,012
	2012	500,000	250,000	—	10,000	760,000
Stephen M. Ksenak Senior Managing Director and General Counsel	2014	500,000	250,000	—	10,400	760,400
	2013	500,000	215,000	200,000	10,200	925,200
	2012	475,000	240,000	—	10,000	725,000

1.
“All Other Compensation” for each of our named executive officers in 2014 includes contributions by Ambac to the AAC Savings Incentive Plan, and in the case of Ms. Adams and Mr. Eisman, also includes payments for tax preparation services received as a result of services rendered to Ambac Assurance UK Limited ("Ambac UK"). In addition, Ms. Adams agreed to severance payments totaling $1,900,000 in connection with her resignation as President and Chief Executive Officer effective December 31, 2014. In 2013, Ms. Adams and Mr. Eisman had their compensation "grossed-up" by $4,408 and $2,812, respectively, relating to Ambac’s payment of taxes to the United Kingdom Inland Revenue in connection with their services rendered to Ambac UK.

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Grants of Plan-Based Awards in 2014
The following table contains information on the grants of plan-based awards made to each of our named executive officers in 2014 pursuant to Ambac’s Long Term Incentive Plan (“LTIP”), which is a sub-plan of Ambac’s 2013 Incentive Compensation Plan. The amounts shown below include Cash Incentive Awards and Performance Stock Units (“PSUs”). The terms and conditions of these awards are described in the narrative following this table.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			Grant Date Fair Value of PSUs (1) ($)
Name and Principal Position	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Diana N. Adams(2)	May 9, 2014	—	375,000	750,000	—	12,593	25,185	$375,000
David Trick	May 9, 2014	—	125,000	250,000	—	4,198	8,395	$125,000
Iain H. Bruce	May 9, 2014	—	75,000	150,000	—	2,519	5,037	$75,000
Robert B. Eisman	May 9, 2014	—	75,000	150,000	—	2,519	5,037	$75,000
Stephen M. Ksenak	May 9, 2014	—	75,000	150,000	—	2,519	5,037	$75,000

1.
As required under SEC rules for compensation disclosure, the value of the PSUs reported in the Summary Compensation Table is (i) based on the grant date fair value of awards in the fiscal year actually granted and (ii) computed in accordance with FASB ASC Topic 718 based on the performance conditions applicable to such PSUs being achieved at target payout level.

2.	Effective upon her resignation on December 31, 2014, Ms. Adams forfeited the LTIP award granted to her on May 9, 2014.
LTIP Awards
Cash Incentive Awards and PSUs included in the table above were granted pursuant to the LTIP and represent a promise to deliver, within 60 days after the end of the performance period, a cash award and a number of shares of Ambac’s common stock ranging from 0% to 200% of the target award, depending on the achievement by either Ambac or its principal operating subsidiary, AAC, of a three-year financial performance objective determined by the Compensation Committee. In determining the performance measure to be used for each named executive officer, the Compensation Committee first determines how an LTIP award will be weighted between performance of Ambac and performance of AAC. Generally no awards will be earned unless a minimum performance threshold is met by AAC. The metric used to judge performance at AAC is an improved asset liability ratio (“ALR”) over the three year performance period. The ALR is calculated by dividing (a) the fair value (determined in accordance with U.S. generally accepted accounting principles (“GAAP”)) of the Assets* by (b) the Liabilities** of the following entities: AAC, Everspan Financial Guarantee Corp., Ambac Credit Products
---------------------------------------------------------

*	For purposes of the ALR calculation, “Assets” shall mean the total cash, invested assets and net receivables (payables).

**
For purposes of the ALR calculation, "Liabilities” shall mean the sum of the following: (i) the present value of future probability weighted financial guarantee claims and CDS payments reduced by recoveries, including probability weighted estimated subrogation recoveries, which includes recoveries from representation and warranty claims, and reinsurance recoverables, using discount rates in accordance with GAAP, (ii) face value of unpaid claims and accrued interest, (iii) fair value of all interest rate swaps, (iv) par value and accrued interest of all outstanding surplus notes of AAC (including surplus notes of the Segregated Account of AAC (including junior surplus notes)), and (v) the face value of outstanding preferred stock. The Assets and Liabilities shall be increased for the amount of representation and warranty litigation receipts that were subsequently used to settle Liabilities over the performance period.

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LLC, Orient Bay LLC, Ambac Financial Services LLC, and any other entities that the Compensation Committee shall determine. The metric used to judge performance at Ambac is "Cumulative EBITDA" over the three year performance period. Ambac’s "Cumulative EBITDA" means Ambac’s earnings before interest, taxes, depreciation, amortization, and non-controlling interests (as determined under GAAP) generated after March 31, 2014 and unrelated to any Ambac assets existing as of March 31, 2014, including AAC, unless recapitalized by Ambac.
For each of our named executive officers (other than Mr. Bruce), the Compensation Committee determined to weight the 2014 LTIP awards as follows: 80% of the award granted is based on performance at AAC and 20% of the award granted is based on performance at Ambac. For Mr. Bruce, the Compensation Committee determined to weight 100% of the 2014 LTIP award based on performance at AAC. The performance period was set from March 31, 2014 until March 31, 2017 (the “Performance Period”). In order to achieve target performance and receive 100% of the award related to performance at AAC, the ALR on the last day of the Performance Period must be at least 80%. An ALR at 70% or below would earn nothing and an ALR of 100% would earn two times the amount of the award that related to AAC performance. In order to achieve target performance and receive 100% of the award related to performance at Ambac, Ambac’s Cumulative EBITDA as of the last day of the Performance Period must be at least $6.0 million. A Cumulative EBITDA of zero would earn nothing, and a Cumulative EBITDA of $19.0 million would earn two times the amount of the award that related to Ambac performance.
Each of our named executive officers received an LTIP agreement in connection with his or her award. In general, these agreements provide that non-vested Cash Incentive Awards and PSUs are forfeited on termination of employment, except in limited cases such as death, disability, or an involuntary termination by the Company other than for “cause,” and the termination occurs on or after April 1, 2015, but prior to the last day of the Performance Period. If a termination occurs on or after April 1, 2015 by reason of death, disability, or an involuntary termination by the Company other than for “cause,” the recipient would be entitled to receive a prorated portion of the LTIP award which would only be payable at the end of the performance period provided that the performance conditions related to the award were satisfied. All PSUs receive dividend equivalents at the same rate that dividends are paid on shares of Ambac’s common stock. These dividend equivalents are credited in the form of additional PSUs with the same restrictions as the underlying PSUs to which they relate.

Separation Agreement with Diana Adams
On December 23, 2014, Ambac entered into a Separation Agreement with Ms. Adams. The Separation Agreement superseded and amended the terms and conditions of the Employment Agreement entered into between Ambac and Ms. Adams as of April 8, 2014. The principal terms of the Separation Agreement are summarized below. This summary is qualified in its entirety by reference to the Separation Agreement, a copy of which is filed as Exhibit 10.1 to Ambac’s Current Report on Form 8-K dated December 23, 2014.
Pursuant to the Separation Agreement, Ms. Adams was retained as a non-employee consultant to provide certain consulting services to Ambac through March 31, 2015. Such services included, but were not limited to, assisting in a smooth leadership transition, advising on operational issues, assisting with year-end financial reporting, and such other tasks as were assigned to Ms. Adams by the Company from time to time. In consideration, Ms. Adams received or will receive (i) severance payments in the aggregate amount of $1,900,000, and (ii) customary outplacement services provided to senior executives of the Company whose employment terminates. In addition, Ms. Adams will continue to be eligible to receive her restricted stock unit awards pursuant to the terms and conditions of her existing award agreements, but forfeited the LTIP award granted to her in 2014. Ms. Adams and her eligible dependents are eligible to continue to participate in the Company’s basic medical and life insurance programs as in effect from time to time, on the same terms and conditions as applicable to active senior executives of the Company, for twelve months (subject to earlier discontinuation in certain circumstances).

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Ambac's agreement to make payments to Ms. Adams under the Separation Agreement was subject to her delivery to Ambac of a general release of claims. Ms. Adams is subject to certain non-competition and non-solicitation covenants for twelve months, and a cooperation covenant for twenty-four months, following her separation. She is also subject to non-disclosure and non-disparagement covenants.
Agreement with Nader Tavakoli
Mr. Tavakoli was appointed interim President and Chief Executive Officer of Ambac and Executive Chairman of AAC as of January 1, 2015 following the resignation of Diana Adams. On March 30, 2015, Ambac agreed to a compensatory arrangement (the "Arrangement") with Mr. Tavakoli for his services as interim President and Chief Executive Officer. Pursuant to the terms of the Arrangement, Mr. Tavakoli will receive a base salary of $150,000 per month from January 1, 2015 through June 30, 2015 or such later date as his services terminate. In the event he is terminated without cause, Mr. Tavakoli will be entitled to continue to receive the base salary through June 30, 2015 or such later date as Ambac and Mr. Tavakoli shall have agreed as the termination date for his service as interim President and Chief Executive Officer. During the period in which he serves as interim President and Chief Executive Officer, Mr. Tavakoli will be eligible to participate in Ambac's employee benefit plans (other than its severance plan). Ambac has also agreed to reimburse the reasonable legal fees and expenses incurred by Mr. Tavakoli in connection with negotiating the Arrangement, and to indemnify Mr. Tavakoli to the maximum extent its officers, directors and employees are entitled to indemnification pursuant to Ambac's certificate of incorporation and bylaws, subject to applicable law.
Pursuant to the terms of the Arrangement, Mr. Tavakoli will also receive a grant of 70,000 restricted stock units ("RSUs") that will vest as follows: (i) 35,000 RSUs will vest in three equal annual installments on January 1, 2016, 2017 and 2018 (the "Time-Based RSUs") and (ii) 35,000 RSUs will vest upon the emergence of Ambac Assurance Corporation's segregated account from rehabilitation (or a similar event as determined in the sole and absolute discretion of the Compensation Committee of Ambac's Board of Directors), provided that such emergence occurs no later than three (3) years after Mr. Tavakoli's service as interim President and Chief Executive Officer terminates (the "Performance-Based RSUs"). In addition Mr. Tavakoli will also receive options to acquire up to 110,000 shares of Ambac's common stock at an exercise price of $24.55, which is equal to the closing price of such stock on the NASDAQ stock exchange on March 30, 2015. The options will vest on January 1, 2016 and will expire no later than March 30, 2022.
The vesting of the RSUs and options are expressly conditioned upon Mr. Tavakoli's continued service with Ambac as either an employee or as a member of the Board of Directors through the applicable vesting date. The Time-Based RSUs and options granted shall immediately vest if (i) Mr. Tavakoli is terminated as interim President and Chief Executive Officer prior to June 30, 2015 other than for cause or as a result of the appointment of a permanent President and Chief Executive Officer, (ii) Mr. Tavakoli's employment terminates by reason of his death or disability, (iii) he is not re-elected to the Board of Directors of Ambac at any annual meeting of stockholders after March 30, 2015, or the Board of Ambac does not nominate Mr. Tavakoli to Ambac's slate of director nominees for any annual meeting of stockholders after March 30, 2015 provided that Mr. Tavakoli has communicated in writing his willingness to serve as a member of the Board upon written inquiry from the Board, or (iv) Mr. Tavakoli has been removed without cause from the Board. The Performance-Based RSUs shall have the service requirement accelerated on the same basis as provided for the options above, but such award will not vest unless and until the emergence of Ambac Assurance Corporation's segregated account from rehabilitation (or a similar event as determined in the sole and absolute discretion of the Compensation Committee of Ambac's Board of Directors) occurs within three (3) years after Mr. Tavakoli's service as interim President and Chief Executive Officer terminates.
Any unvested awards shall immediately terminate and shall be forfeited and Mr. Tavakoli shall have no further rights with respect to such awards upon his voluntary resignation (i) prior to June 30, 2015 as interim President and Chief Executive Officer of Ambac other than upon the appointment of a permanent President and Chief Executive Officer or (ii) except at the request of the Board, from Ambac's Board of Directors. Any unvested RSUs and any unexercised Options (whether or not vested) shall immediately terminate and shall be forfeited and Mr.

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Tavakoli shall have no further rights with respect to such awards upon his removal (1) as interim President and Chief Executive Officer for cause or (2) from the Board of Directors for cause which results in economic harm to Ambac, as determined in good faith by the Board of Directors in accordance with applicable law. Unless terminated pursuant to the above-described provisions, vested options shall remain exercisable for two years following the later of Mr. Tavakoli's termination of service as an executive of Ambac and as a member of the Board of Directors. In the event he voluntarily terminates such service, the vested portion of the options shall remain exercisable for 90 days following such termination.
The RSUs and options granted pursuant to the Arrangement will be governed by the definitive agreements relating thereto (as described in the next sentence) and Ambac's Incentive Compensation Plan. This summary is qualified in its entirety by reference to the Letter Agreement between Ambac and Mr. Tavakoli dated March 30, 2015, and the related Award Agreement dated March 30, 2015, copies of which were filed as exhibits 10.1 and 10.2, respectively, to Ambac's Current Report on Form 8-K/A dated April 3, 2015.

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Outstanding Equity Awards at 2014 Fiscal Year-End
The following table provides information about the number and value of RSUs and PSUs granted under Ambac’s 2013 Incentive Compensation Plan (which includes the LTIP) that have not settled or converted into shares of Ambac common stock (“vested”) and held by our named executive officers as of December 31, 2014. The market value of the RSUs and PSUs was calculated based on the closing price of Ambac’s common stock on the NASDAQ Stock Market on December 31, 2014 ($24.50). Ms. Diana Adams resigned as President and Chief Executive Officer of Ambac effective as of December 31, 2014. Pursuant to the terms of Ms. Adams' RSU agreement, all of the outstanding RSUs held by her as of that date will settle and be converted into shares of our common stock on July 1, 2015. Pursuant to the terms of Ms. Adams LTIP agreement, all of her PSUs were forfeited.

Named Executive Officer	Number of Restricted Stock Units That Have Not Vested (#) (1)	Market Value of Restricted Stock Units That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Performance Units That Have Not Vested (#) (2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Performance Units that Have not Vested ($)
Diana N. Adams	32,878	805,511	—	—
David Trick	23,534	576,583	4,198	102,851
Iain H. Bruce	—	—	2,519	61,716
Robert B. Eisman	9,414	230,643	2,519	61,716
Stephen M. Ksenak	9,414	230,643	2,519	61,716

1.
The RSU awards were granted to our named executive officers on December 20, 2013 under the 2013 Incentive Compensation Plan. Pursuant to the the RSU agreements, certain forfeiture provisions related to the RSUs lapsed as follows, 50% on the grant date and 50% on December 20, 2014 (each, a "milestone date"). However, the RSUs will not vest (i.e., settle and convert into shares of the Company’s common stock) until the earlier of (a) the grantee’s termination of employment with the Company, subject to a six month delay in certain circumstances (other than with respect to a termination for “cause”) or (b) the second anniversary of the applicable milestone date.

2.	The PSU awards were granted to our named executive officers on May 9, 2014. The number of PSUs reported assumes that a target level of performance will be achieved over the Performance Period.

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Stock Vested in 2014
The following table sets forth certain information concerning RSUs held by the named executive officers listed below that vested (i.e., settled or converted into shares of Ambac common stock) in 2014. The value realized on vesting and settlement was calculated based on the closing price of our common stock on the NASDAQ Stock Market on December 20, 2014, which was $24.04.

	Stock Awards
Names Executive Officer	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Diana N. Adams (1)	652	15,674
David Trick	435	10,457
Iain H. Bruce	—	—
Robert B. Eisman	174	4,183
Stephen M. Ksenak	174	4,183

1.
Ms. Adams resigned as President and Chief Executive Officer of Ambac as of December 31, 2014. Pursuant to the terms of Ms. Adams' RSU agreement, all of the outstanding RSUs held by her will settle and be converted into shares of Ambac common stock on July 1, 2015.

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Potential Payments Upon Termination or Change-in-Control
The following table shows the potential payments that would be made by the Company to each of the named executive officers (other than Diana Adams) assuming that such officers' employment with the Company is terminated on December 31, 2014 under the circumstances outlined in the table. For purposes of this table, the per share price of the Company's common stock is assumed to be $24.50, which was the closing price on December 31, 2014. Diana N. Adams resigned as President and Chief Executive Officer of Ambac as of December 31, 2014. For a description of the actual payments made or to be made to Ms. Adams pursuant to her separation agreement, see "Separation Agreement with Diana Adams."

Named Executive Officer	Death or Disability	Involuntary Termination without "Just Cause"	Voluntary Resignation
David Trick
Severance payment (1)	$—	$625,000	$—
RSU settlement (2)	576,583	576,583	576,583
PSU settlement (3)	—	—	—
Cash Incentive Award settlement (3)	—	—	—
Iain H. Bruce
Severance payment (1)	—	450,000	—
PSU settlement (3)	—	—	—
Cash Incentive Award settlement (3)	—	—	—
Robert B. Eisman
Severance payment (1)	—	500,000	—
RSU settlement (2)	230,643	230,643	230,643
PSU settlement (3)	—	—	—
Cash Incentive Award settlement (3)	—	—	—
Stephen M. Ksenak
Severance payment (1)	—	500,000	—
RSU settlement (2)	230,643	230,643	230,643
PSU settlement (3)	—	—	—
Cash Incentive Award settlement (3)	—	—	—

1.
Pursuant to Ambac's Severance Pay Plan, in addition to the severance payments listed, each of our named executive officers would be entitled to receive reimbursement for a portion of the premiums paid for COBRA continuation coverage under the Company's group health plan for the first twelve months following his or her termination of employment. The portion of the premiums to be paid by the Company will be the same as the amount paid by the Company for the same group health insurance coverage for active employees. However, amounts relative to this benefit are immaterial and have not been included in the table.

2.
RSU awards granted to the named executive officers listed above will settle and convert into shares of Ambac common stock on a one for one basis upon the named executive officers termination of employment (subject to a six month delay in certain circumstances). Valuation of all RSU awards is based upon the full value underlying our common stock at the close of business on December 31, 2014.

3.
The 2014 LTIP award agreements pursuant to which the PSUs and Cash Incentive Awards were granted to each of our named executive officers provide that if a termination occurs for any reason prior to April 1, 2015, the entire grant of PSUs and Cash Incentive Awards shall expire and be forfeited immediately.

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Ambac does not have any contracts, agreements, plans or arrangements that provide for a payment to a named executive officer upon a change-in control of Ambac or a change in a named executive officer's responsibilities.
Severance Pay Plan
The severance benefits payable under the Severance Pay Plan are conditioned upon the applicable named executive officer executing and delivering an agreement and general release of claims in favor of the Company. With respect to a termination for “Just Cause,” the term generally means any one of the following reasons for the discharge or other separation of a named executive officer from employment with the Company: (a) any act or omission by the named executive officer resulting or intended to result in personal gain at the expense of the Company; (b) the improper disclosure by the named executive officer of proprietary or confidential information or trade secrets of the Company, including, without limitation, client lists; or (c) misconduct by the named executive officer, including, but not limited to, fraud, intentional violation of or negligent disregard for the rules and procedures of the Company (including a violation of the Company's code of business conduct), theft, violent acts or threats of violence, or possession of alcohol or controlled substances on the property of the Company.
Compensation Discussion and Analysis
Executive Summary
This Compensation Discussion and Analysis explains the material elements of the compensation of our named executive officers in 2014, who are set forth in the table below:

Name	Title
Diana Adams	President and Chief Executive Officer
David Trick	Senior Managing Director, Chief Financial Officer and Treasurer
Iain H. Bruce	Senior Managing Director
Robert B. Eisman	Senior Managing Director, Chief Accounting Officer and Controller
Stephen M. Ksenak	Senior Managing Director and General Counsel
Compensation Practices and Corporate Performance. Consistent with our philosophy that pay should be tied to performance, the Compensation Committee has implemented programs designed to better align the interests of our executive officers with Company performance and maximize stockholder value. Compensation practices that reflect our philosophy include:

•
Linking cash compensation to performance. Ambac’s annual cash bonus opportunity is based on Company and individual performance. Accordingly, the cash bonuses paid to our named executive officers as a group have fluctuated from year to year, reflecting the Company’s financial results and individual performance.

•
Developing new compensation instruments to promote better performance. In March 2014, the Compensation Committee adopted a Long Term Incentive Plan (“LTIP”) designed to attract, retain, motivate and reward employees of Ambac and its affiliates by providing for awards that will incentivize retention and performance by employees who contribute to the success of Ambac and its affiliates. A new form of performance award was granted under the LTIP on May 9, 2014 to Ambac’s executive officers and other senior professionals. Pursuant to the terms of the LTIP awards, a portion of a participant’s incentive compensation is contingent upon Ambac, or its principal operating subsidiary, AAC, achieving certain performance goals. The LTIP awards are designed to align the performance and compensation of senior Ambac employees, including our named executive officers, by directly tying their compensation to certain performance targets at the Company and AAC.

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•
Granting long-term incentive compensation with multi-year vesting horizons. The LTIP awards granted to our named executive officers in 2014 will vest approximately three years after the grant, subject to Ambac and AAC achieving performance goals. This aligns the interests of our executive officers and our stockholders as the value that each individual realizes upon vesting depends on Ambac and AAC achieving certain milestones that the Company believes will have a positive effect on the future value of our common stock.

We believe that our general pay for performance philosophy has contributed to our Company’s performance in 2014, some highlights include:

•	Successful sale of Ambac's Junior Surplus Notes, achieving a capital raise of approximately $224 million;

•	Recovered an additional $212 million through negotiated resolutions of RMBS disputes;

•	Recovered approximately $85 million in supplemental residential mortgage backed securities (“RMBS”) claims;

•	Eliminated or defeased exposure to risky or uneconomic transactions in all areas in excess of $2 billion par value;

•	Continued to reduce losses due to improved RMBS servicing;

•	Resolved the Company’s position in the Detroit bankruptcy case;

•	Achieved good Financial Guarantee (excluding Ambac UK) investment portfolio results: GAAP book yield of 5.3%;

•	Repurchased over $600 million of AAC insured securities;

•
Successfully implemented changes to the Segregated Account Rehabilitation Plan, including the payment of $1.1 billion of deferred amounts and the redemption of over $400 million of surplus notes and accrued interest;

Compensation Governance. To ensure that our executive compensation programs conform to our pay for performance philosophy, we follow the following procedures:

•
Maintaining an independent compensation committee. Our Compensation Committee is comprised solely of independent directors and is responsible for approving the compensation of each named executive officer.

•
Engaging an independent compensation consultant. The Compensation Committee directly and independently engaged Frederic W. Cook & Co., Inc., a nationally recognized independent compensation consulting firm, to assist it with benchmarking and compensation analyses. At this time Frederic W. Cook & Co. performs no work for the Company other than advising the Compensation Committee with respect to executive compensation matters and major compensation plans and the Governance & Nominating Committee on director compensation.

We believe that as a consequence of our prudent compensation governance procedures:

•
Compensation paid to the named executive officers has been reasonable relative to our comparator group. According to an analysis conducted by Frederic W. Cook & Co. in December 2014, our recent aggregate total direct compensation (calculated with respect to 2014 base salary and actual cash bonuses and the LTIP awards granted in 2014) paid to the named executive officers was at a level within the range of the comparator group of similar financial services firms that the Compensation Committee determined to be sufficiently competitive for 2014.

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Results of Say-on-Pay Vote. In 2014 our stockholders participated in an advisory vote on executive compensation (“say-on-pay proposal”). At our annual meeting in May 2014, approximately 85% of the votes actually cast on our say-on-pay proposal were voted in favor of the proposal. While the Compensation Committee believes that this affirms stockholders’ support for our approach to executive compensation, the Committee, nevertheless, took further steps to strengthen our pay for performance culture by adopting the Long Term Incentive Plan described herein.
Philosophy and Objectives of Our Compensation Programs
Our compensation program seeks to strike an appropriate balance between short term compensation and longer-term incentives aimed at fostering retention and aligning management's interests with those of our stakeholders. Ambac’s primary goal is to maximize stockholder value through executing the following key strategies: (i) increasing the value of its investment in AAC by actively managing its assets and liabilities with a focus on maximizing investment portfolio risk-adjusted returns and mitigating or remediating losses on poorly performing transactions through pursuing recoveries in litigation and the exercise of contractual and legal rights, executing policy commutations, restructuring transactions, working with third parties to improve transaction performance and other means; and (ii) selectively pursuing opportunities to grow and diversify Ambac. These new businesses may include acquisitions that leverage our core competencies in credit risk and asset liability management, primarily in the sectors where we have expertise such as public finance, mortgages, student loans and structured finance. These new businesses may include advisory, asset servicing, asset management and/or insurance. Our compensation approach endeavors to reward execution and value creation relating to the implementation of these strategies, as well as the performance of our share price.
General. Our compensation programs are designed to attract, retain and motivate executives and professionals of the highest quality and effectiveness. These compensation programs focus on rewarding the types of performance that support our key strategies outlined above. A substantial portion of each executive’s total compensation is intended to be variable and delivered on a pay-for-performance basis. The programs provide compensation opportunities, contingent upon performance, that are competitive with practices of other similar financial services organizations operating within the same marketplace. We currently target improvement either in our asset to liability ratio or net asset value at AAC and Cumulative EBITDA (as defined herein) at the Company, as our key performance metrics. In allocating compensation to our executive officers and other senior professionals, the primary emphasis, in addition to Company performance, is on each individual’s contribution to the Company, business unit performance and compensation recommendations of the individuals to whom participants report. The Compensation Committee monitors the effectiveness of our compensation programs throughout the year and performs an annual reassessment of the programs in December and January of each year in connection with year-end compensation decisions. The Compensation Committee directly and independently engaged Frederic W. Cook & Co., a nationally recognized independent compensation consulting firm, to assist it with benchmarking and compensation analyses. At this time, Frederic W. Cook & Co. performs no work for the Company other than advising the Compensation Committee with respect to executive compensation matters and the Governance and Nominating Committee on director compensation.
Competitive Compensation Considerations. Because the competition to attract and retain high performing executives and professionals in the financial services industry is intense, the amount and composition of total compensation paid to our executives must be considered in light of competitive compensation levels. In this regard, for our named executive officers, the Compensation Committee used as a benchmark a survey prepared by Frederic W. Cook & Co., with input from management, regarding compensation levels in 2014, for comparable positions at the following financial services firms: American Equity Investment Life Holding Company, Assured Guaranty Ltd., Employers Holdings, Inc., Horace Mann Educators Corporation, MBIA Insurance Corp., MGIC Investment Corporation, Montpelier Re Holdings Ltd., National Western Life Insurance Company, The Navigators Group, Inc., OneBeacon Insurance Group, Ltd., Platinum Underwriters Holdings, Ltd., Radian Guaranty Inc., Safety Insurance Group, Inc., Selective Insurance Group, Inc., and Virtus Investment Partners, Inc. While some of the companies listed above are larger and, currently more profitable, than the Company, we chose this comparator group because we compete in the same marketplace with these companies for highly qualified and

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talented financial service professionals. While the Compensation Committee considers the level of compensation paid by the organizations in the Company’s comparator group, in order to maintain competiveness and flexibility, the Compensation Committee does not target compensation at a particular level relative to the comparator group.
Design of Our Compensation Programs
Compensation for each of our executive officers and other senior professionals is viewed on a total compensation basis and then subdivided into two primary categories: base salary and incentive compensation. The Compensation Committee reviews performance data by business line and, for each of our executive officers, by individual, in addition to competitive data. Determinations are made on an individual basis based on the totality of all the data.
Our annual incentive compensation awards have two components: a cash bonus and an LTIP award. Decisions with regard to incentive compensation are generally made in January of each year, following Compensation Committee meetings in November and December of the previous year, and are based on Company and individual performance in the prior fiscal year. The Compensation Committee determines and approves the total compensation package (salary and incentive compensation award) to be paid to our Chief Executive Officer. Our Chief Executive Officer, in turn, makes recommendations to the Compensation Committee as to the total compensation package to be paid to the other executive officers, which are then subject to the review and approval of the Compensation Committee. Ms. Adams did not participate in sessions of the Compensation Committee at which her own compensation was discussed; however, Ms. Adams did participate in meetings at which the compensation of the other executive officers was discussed. After her departure on December 31, 2014, Mr. Tavakoli participated in sessions of the Compensation Committee at which the compensation of executive officers was discussed, and Mr. Trick participated in such sessions other than those at which his compensation was discussed. Before any year-end compensation decisions are made, the Compensation Committee undertakes a comprehensive review of all elements of each executive officer’s compensation. While the Compensation Committee does not use individual tally sheets for each executive officer, this review includes information on cash and non-cash compensation for the past four fiscal years (including current and prior year base salaries, annual bonuses, LTIP awards and, with respect to 2013, RSU awards), the value of benefits and other perquisites paid to our executive officers, and the value of unrealized gains/losses on prior equity-based awards held by our executive officers, as well as potential amounts to be delivered under all post-employment scenarios. This comprehensive review is designed to ensure that each member of the Compensation Committee has a complete picture of the compensation and benefits paid to each of our executive officers and is just one of the tools used by the Compensation Committee in making year-end compensation decisions.
Base Salary. Base salaries are intended to reflect the experience, skill and knowledge of our executive officers and other senior professionals in their particular roles and responsibilities, while retaining the flexibility to appropriately compensate for fluctuations in performance, both of the Company and the individual. Base salaries for our executive officers and any subsequent adjustments thereto are reviewed and approved by the Compensation Committee annually, based on a review of relevant market data and each executive’s performance for the prior year, as well as each executive’s experience, expertise and position. During 2014, Diana Adams, our Chief Executive Officer, was a party to an employment contract with the Company that provided her with a minimum annual base salary during the term of her agreement. See “Separation Agreement with Diana Adams.”

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Incentive Compensation. Incentive compensation is a key component of our executive compensation strategy. Incentive compensation payouts can be highly variable from year to year and are generally based on the execution of our asset liability management strategy at AAC and new business development at the Company, as well as business unit and individual performance. In addition, careful attention is paid to competitive compensation practices in the financial services industry.
In January of each year a determination is made as to the total amount of incentive compensation to be awarded to our executive officers and other senior professionals, based on Company and individual performance in the prior fiscal year. An allocation is then made between annual cash bonuses and LTIP awards. Annual cash bonuses for each of our named executive officers are meant to reward performance and are determined following a year-end review of overall corporate performance and individual and business unit achievement, measured against specific goals and objectives established at the beginning of the year. Annual cash bonuses can range from 35% to 65% of an executive officers base salary.
In May of 2014, LTIP compensation awards (which related to 2013 performance) were granted to our executive officers and other senior professionals. The LTIP awards are intended to be granted annually and are split evenly with 50% of a grant denominated in Performance Stock Units (“PSUs”) and the other 50% of the grant in a Cash Incentive Award. These awards are designed to balance the financial and operational objectives of both Ambac and AAC, without encouraging behavior at one entity that could be potentially detrimental to the results of the other entity. PSUs and Cash Incentive Awards represent a promise to deliver, within 60 days after the end of a three year performance period, a number of shares of Ambac’s common stock and a cash award, respectively, each ranging from 0% to 200% of the initial grant, depending on the achievement by either Ambac or its principal operating subsidiary, AAC, of a financial performance objective determined by the Compensation Committee. Generally no LTIP awards will be earned and vested unless a minimum performance threshold is achieved by AAC. In determining the performance measure to be used for each named executive officer, the Compensation Committee first determines, based on each named executive officer’s business focus and responsibility, how an LTIP award will be weighted between performance of AAC and performance of Ambac.
For each of our named executive officers (other than Mr. Bruce) the Compensation Committee determined to weight the LTIP awards granted in May 2014 as follows: 80% of the award is based on performance at AAC (an “AAC LTIP Target Award”) and 20% of the award is based on performance at Ambac (an “Ambac LTIP Target Award”). For Mr. Bruce, the Compensation Committee determined to weight 100% of the 2014 LTIP award based on performance at AAC.
The metric used to judge performance at AAC for LTIP awards granted in May of 2014 is an improvement to the asset liability ratio (“ALR”) over a three year performance period which runs from March 31, 2014 until March 31, 2017 (the “Performance Period”), which is intended to reward participants for increases in the value of AAC's assets relative to its liabilities. The ALR is calculated by dividing (a) the fair value (determined in accordance with GAAP) of the Assets by (b) the Liabilities of the following entities: AAC, Everspan Financial Guarantee Corp., Ambac Credit Products LLC, Orient Bay LLC, Ambac Financial Services LLC, and any other entities that the Compensation Committee shall determine. For purposes of the ALR calculation, “Assets” shall mean the total cash, invested assets and net receivables (payables); and “Liabilities” shall mean the sum of the following: (i) the present value of future probability weighted financial guarantee claims and CDS payments reduced by recoveries, including probability weighted estimated subrogation recoveries, which includes recoveries from representation and warranty claims,and reinsurance recoverables, using discount rates in accordance with GAAP, (ii) face value of unpaid claims and accrued interest, (iii) fair value of all interest rate swaps, (iv) par value and accrued interest of all outstanding surplus notes of AAC (including surplus notes of the Segregated Account of AAC (including junior surplus notes)), and (v) the face value of outstanding preferred stock. In addition the Assets and Liabilities shall be increased for the amount of representation and warranty litigation receipts that are subsequently used to settle Liabilities over the performance period.

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The following table sets forth the percentage of the AAC LTIP Target Award that each of our named executive officers could earn based on the ALR, determined as of the last day of the Performance Period. In order to achieve target performance and receive 100% of the AAC LTIP Target Award, the ALR on the last day of the Performance Period must be 80%. An ALR at 70% or below would earn nothing and an ALR of 100% would earn two times the amount of the AAC LTIP Target award that related to AAC performance.

ALR (1)	Percentage of AAC LTIP Target Award Earned
100.0%	200%
95.0%	175%
90.0%	150%
85.0%	125%
80.0%	100%
75.0%	50%
70.0%	0%

1.	Linear interpolation between levels of ALR will result in a proportionate amount of the AAC LTIP Target Award becoming earned and vested.
The metric used to judge performance at Ambac is Cumulative EBITDA over the Performance Period, plus the achievement by AAC of an ALR that equals or exceeds 70.001%. Ambac’s "Cumulative EBITDA" means Ambac’s earnings before interest, taxes, depreciation, amortization, and non-controlling interests (as determined under GAAP) generated after March 31, 2014 and unrelated to any Ambac assets existing as of March 31, 2014, including AAC, unless recapitalized by Ambac. The choice of the EBITDA metric is intended to reward participants on generating taxable income from new business development.
The following table sets forth the percentage of the Ambac LTIP Target Award that each of our named executive officers could earn based on the Cumulative EBITDA and an ALR at AAC that equals or exceeds 70.001%, determined as of the last day of the Performance Period. Assuming the minimum ALR is achieved, in order to achieve target performance and receive 100% of the Ambac LTIP Target Award, Ambac’s Cumulative EBITDA as of the last day of the Performance Period must be $6.0 million. A Cumulative EBITDA of zero would earn nothing, and a cumulative EBITDA of $19.0 million would earn 200% of the amount of the Ambac LTIP Target award.

Ambac’s Cumulative EBITDA ($ in millions) (1)	Percentage of Ambac LTIP Target Award Earned
$19	200%
$16	175%
$13	150%
$9	125%
$6	100%
$3	50%
$—	0%

1.	Linear interpolation between levels of Cumulative EBITDA will result in a proportionate amount of the Ambac LTIP Target Award becoming earned and vested.
Within a reasonable time, but no later than 60 days, following the end of the Performance Period, the Compensation Committee will determine, in its sole judgment, the extent to which each participant’s LTIP award has been earned and the amount payable. The Compensation Committee may in the exercise of its discretion reduce the amount of any LTIP award that otherwise would have been earned based on the satisfaction of the performance metrics, but may not increase the size of any LTIP award.

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Each of our named executive officers received an LTIP agreement in connection with his or her award. All PSUs receive dividend equivalents at the same rate that dividends are paid on shares of Ambac’s common stock. These dividend equivalents are credited in the form of additional PSUs with the same restrictions as the underlying PSUs to which they relate. The purpose of the LTIP awards is to align the long-term interests of our executive officers, and other senior professionals, with those of our stockholders. We believe we have achieved this by making the vesting of the LTIP awards conditional upon Ambac and AAC achieving certain milestones that the Company believes will have a positive effect on the future value of our common stock. In addition the ultimate value of the PSUs directly depends on the value of our common stock at the time of vesting. Each individual who receives a PSU becomes, economically, a long-term stockholder of the Company, with the same interests as our other stockholders. The number of PSUs granted to the named executive officers in 2014 as part of the 2013 compensation cycle was based on the closing price of our common stock on the NASDAQ stock market on the grant date, May, 9, 2014. As a result, we believe our executive officers have a demonstrable and significant interest in increasing stockholder value over the long term
LTIP awards are expected to be approved each year in January, with a grant date for determining the number of PSUs awarded to occur on the second day following our year-end earnings release. In 2015, the number of PSUs granted to each of our named executive officers occurred on March 4, 2015, two days after our public announcement of year-end earnings. The number of PSUs granted in 2015 (which relate to 2014 performance) was determined by dividing the dollar amount allocated to be granted to the named executive officer as a PSU by the closing price of our common stock on the NASDAQ Stock Market on March 4, 2015 ($24.66). The three year performance period for LTIP awards granted in 2015 will run from January 1, 2015 until December 31, 2017. Subject to the satisfaction the performance metrics outlined herein, between 0% and 200% of the LTIP awards granted in 2015 will vest on December 31, 2017. The metric used to judge performance at AAC for LTIP awards granted in 2015 was adjusted to be the greater of a target ALR or a target adjusted net asset value. The metric used to judge performance at Ambac for LTIP awards granted in 2015 remained unchanged from the 2014 LTIP awards.
Year-end incentive compensation awards are based on Company and individual performance during the prior fiscal year, and an executive officer’s total equity interest in the Company is not factored into the Compensation Committee’s decision-making process concerning future equity-based awards.
Compensation For Each of Our Named Executive Officers in 2014
Our Chief Executive Officer
Diana N. Adams. On December 23, 2014, Ambac announced that Ms. Adams was resigning as President, Chief Executive Officer and as a member of the Board of Directors of Ambac and its principal subsidiary AAC by mutual agreement with the Board of Directors effective as of the close of business on December 31, 2014. Pursuant to the terms of an Employment Agreement entered into between Ambac and Ms. Adams on April 8, 2014 (the “Employment Agreement”), Ms. Adams was paid an annual salary of $800,000 and was eligible for an annual bonus and incentive compensation award opportunity. Ambac entered into a Separation Agreement with Ms. Adams dated December 23, 2014. The Separation Agreement superseded the terms and conditions of her Employment Agreement. See “—Separation Agreement with Diana Adams.” Pursuant to the terms of her Separation Agreement, Ms. Adams will receive severance payments in the aggregate amount of $1,900,000, in lieu of any other payments she might otherwise have received.

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Other Named Executive Officers
2014 Base Salaries. The base salaries paid to each of our other named executive officers was determined based on their experience, level of responsibility and the salaries paid for comparable positions at other similar financial services organizations operating within the same marketplace. The base salaries paid in 2014 to each of named executive officers, other than Ms. Adams, was: $625,000 to Mr. Trick; $450,000 to Mr. Bruce; $500,000 to Mr. Eisman and $500,000 to Mr. Ksenak.
2014 Incentive Compensation. Annual incentive compensation for each of our named executive officers, other than the Chief Executive Officer, was established based on the recommendation of Ms. Adams, and, following her departure on December 31, 2014, Messrs. Tavakoli and Trick, and review and approval by the Compensation Committee. In December 2014, Ms. Adams reviewed with the Compensation Committee the performance of each of the named executive officers individually and their overall contribution to the Company in 2014, which was not based on any numerical targets.
In determining annual incentive compensation for Mr. Trick, Ms. Adams considered his consistent leadership and high level of performance as the Chief Financial Officer. She highlighted certain corporate accomplishments in 2014 that were attributable to Mr. Trick’s leadership, including, among others, the sale of Ambac's Junior Surplus Note, achieving a capital raise of approximately $224 million; the repurchase of over $600 million of AAC insured securities; the elimination or defeasance of exposures to risky or uneconomic transactions in all areas in excess of $2 billion par value; and the successful liquidation of selected assets to positioned the Company to make a payment of $1.1 billion of deferred amounts and the redemption of over $400 million of surplus notes and accrued interest. In making a recommendation on incentive compensation for Mr. Trick, Ms. Adams reviewed his total compensation package, including cash and non-cash compensation within the Company and the competitive compensation practices at the other companies included in our comparator group. Among other factors that Ms. Adams considered was the difficulty and expense of replacing an executive of Mr. Trick’s caliber should he decide to leave. In addition to the recommendation made by Ms. Adams, the Compensation Committee also considered the Board’s decision to elevate Mr. Trick to the role of interim President and Chief Executive officer of AAC following Ms. Adams's resignation. Based on Ms. Adams’s recommendation on incentive compensation for performance in 2014, and the Compensation Committee's decision to increase Mr. Trick's responsibilities to include acting as the interim President and Chief Executive officer of AAC, the Compensation Committee approved the following: a cash bonus of $400,000, and a target LTIP award valued at $500,000. In addition, effective January 1, 2015, Mr. Trick’s annual base salary was increased to $650,000. The Compensation Committee also approved an additional monthly payment of $10,000 to be paid to Mr. Trick during the period he continues to serve as interim President and Chief Executive officer of AAC.
In determining incentive compensation for Messrs. Bruce, Eisman, and Ksenak, Ms. Adams noted that each provides significant leadership to the Company. Mr. Bruce is a Senior Managing Director of Ambac with responsibility for managing the RMBS Portfolio Risk Management Group; Mr. Eisman is a Senior Managing Director and Ambac’s Chief Accounting Officer with responsibility for managing the Company’s financial reporting in compliance with SEC and other regulatory requirements and establishing Ambac’s GAAP and Statutory Accounting Policies; and Mr. Ksenak is a Senior Managing Director and General Counsel of Ambac with responsibility for managing the Company’s legal affairs. Ms. Adams highlighted certain accomplishments in 2014 and stated that Mr. Bruce and Ksenak were instrumental in Ambac’s representation and warranty recoveries of approximately $212 million and the recovery of approximately $85 million in supplemental RMBS claims. Mr. Bruce’s implemented changes in RMBS servicing that resulted in overall loss reduction at AAC. Ms. Adams noted that Mr. Ksenak was a key contributor to the collective management team, providing leadership, advice and guidance to her, as Chief Executive Officer, and to the Board of Directors. With regard to Mr. Eisman, she stated that, among other things, he led the Company’s transition from being a “Smaller reporting company” to a “Large accelerated filer” under SEC rules with additional reporting requirements and compressed filing deadlines.

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Based on the Ms. Adams's recommendation, the Compensation Committee approved the following incentive compensation for each of Messrs. Bruce, Eisman, and Ksenak for their performance in 2014: Mr. Bruce was paid a cash bonus of $210,000 and received a target LTIP award valued at $200,000; Mr. Eisman was paid a cash bonus of $200,000 and received a target LTIP award valued at $150,000; and Mr. Ksenak was paid a cash bonus of $250,000 and received a target LTIP award valued at $200,000. In addition, effective January 1, 2015, Mr. Ksenak’s annual base salary was increased to $525,000.
The following table shows the base salary and incentive compensation paid to Messrs. Trick, Bruce, Eisman, and Ksenak for their performance in 2014 in the manner it was considered by the Compensation Committee. This presentation differs from that contained in the Summary Compensation Table by (i) showing the full grant date value of the LTIP awards on March 4, 2015, which were determined based 2014 performance but is not reflected in the Summary Compensation Table because of SEC rules on proxy statement disclosure.

Name	Year	Salary ($)	Bonus ($)	LTIP Awards ($)	All Other Compensation ($)	Total ($)
David Trick	2014	625,000	400,000	500,000	10,400	1,535,400
Iain H. Bruce	2014	450,000	210,000	200,000	10,400	870,400
Robert B. Eisman	2014	500,000	200,000	150,000	18,803	868,803
Stephen M. Ksenak	2014	500,000	250,000	200,000	10,400	960,400
Perquisites. In 2014, the Company provided a limited number of perquisites, with each of our named executive officers receiving less than $30,000 in perquisite compensation. Our named executive officers receive the same perquisite compensation provided to all of our U.S. employees as a group, including (i) the payment by the Company of a portion of their insurance premiums on the same basis that it does for all U.S. employees and (ii) being the named beneficiaries of a Company-provided life insurance policy and long-term disability insurance. Each of our named executive officers receive matching contributions from the Company on their personal contributions to the Company’s 401(k) plan on the same basis as all U.S. employees. In the case of Ms. Adams and Mr. Eisman, perquisite compensation in 2014 included payments for tax preparation services received as a result of services rendered to Ambac UK.
Post-Employment Benefits. Pursuant to Ambac's Severance Pay Plan, each of our named executive officers is entitled to receive a severance payment equal to 52 weeks of such executive officer's weekly base salary at the time of termination of his or her employment by Ambac as the result of (i) a job elimination, job discontinuation, office closing, reduction in force, business restructuring, redundancy, or such other circumstances as the Company deems appropriate for the payment of severance or (ii) a “termination by mutual agreement” (as defined in the Severance Pay Plan). In addition to this severance payment, each of our named executive officers would be entitled to receive reimbursement for a portion of the premiums paid for COBRA continuation coverage under the Company's group health plan for the first twelve months following his or her termination of employment. The portion of the premiums to be paid by the Company will be the same as the amount paid by the Company for the same group health insurance coverage for active employees.
The RSU awards granted to our named executive officers in December 2013 will settle and convert into shares of Ambac common stock on a one for one basis upon the earlier of: (i) the named executive officers termination of employment (subject to a six month delay in in the conversion and settlement of RSUs under certain circumstances) and (ii) the settlement date set forth in the applicable RSU agreement.

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The 2014 LTIP award agreements pursuant to which the PSUs and Cash Incentive Awards were granted to each of our named executive officers provide that if a termination occurs for any reason prior to April 1, 2015, the entire grant of PSUs and Cash Incentive Awards shall expire and be forfeited immediately. If a termination occurs on or after April 1, 2015 by reason of death, disability, or an involuntary termination other than for “cause,” the recipient would be entitled to receive a prorated portion of the LTIP award which would only be payable at the end of the performance period provided that the performance conditions related to the award were satisfied. If a termination occurs on or after April 1, 2015, for any reason not set forth above, the entire grant of PSUs and Cash Incentive Awards shall expire and be forfeited immediately.
Diana N. Adams resigned as President and Chief Executive Officer of Ambac effective as of December 31, 2014 and agreed to receive severance payments totaling $1,900,000. Ms. Adams will continue to be eligible to receive her restricted stock unit awards pursuant to the terms and conditions of her existing award agreements, but forfeited the LTIP award granted to her in 2014.
Impact of Regulatory Requirements on Compensation. Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the amount that a publicly-traded corporation may deduct for compensation paid to the Chief Executive Officer or one of the company’s other three most highly compensated executives who is employed on the last day of the year. Non-discretionary “performance-based compensation,” as defined under Internal Revenue Service rules and regulations, is excluded from this $1 million limitation.
Our compensation programs are structured to support organizational goals and priorities and stockholder interests. The Compensation Committee has not in the past had, and does not currently have, a policy requiring all compensation to be deductible under Section 162(m). Amounts that may be paid in the future under the LTIP will qualify for the performance-based compensation exemption under Section 162(m). The LTIP was adopted as part of the 2013 Incentive Compensation Plan that was approved by stockholders at Ambac’s 2013 Annual Meeting of Stockholders
In general, we seek to preserve the tax deductibility of executive compensation only to the extent practicable and consistent with our overall compensation philosophies. We do not make compensation determinations based on the income tax treatment of any particular type of award.
Risks Related to Compensation Policies. In keeping with our risk management framework, we consider risks not only in the abstract, but also risks that might hinder the achievement of a particular objective. We have identified two primary risks relating to compensation: the risk that compensation will be insufficient to retain talent and the risk that compensation strategies might result in unintended incentives. To combat the first risk, as noted above, the compensation of employees throughout the Company is benchmarked against comparative compensation data, permitting us to set compensation levels that we believe contribute to low rates of employee attrition. Further, LTIP awards granted to our named executive officers and other senior professionals are subject to vesting over a three-year performance period. We believe both the levels of compensation and the structure of the LTIP awards have had the effect of retaining key personnel.
With respect to the second risk, our Company-wide year-end discretionary compensation program is designed to reflect the performance of the Company, the performance of the business unit in which the employee works and the performance of the individual employee, and is designed not to encourage excessive risk taking. For example, paying a significant portion of our year-end incentive compensation in the form of LTIP awards that vest over a three year performance period makes each of our named executive officers and other senior professionals sensitive to long-term risk outcomes, as the value of their awards increase or decrease with the price of our common stock. Further, performance criteria for LTIP awards include an improved asset liability ratio at AAC, which we believe provides our employees additional incentives to prudently manage the wide range of risks inherent in the Company’s business. We are not aware of any employee behavior motivated by our compensation policies and practices that create increased risks for our stockholders or our clients.

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Conclusion
Our compensation program is designed to permit the Company to provide our executive officers and other senior professionals with total compensation that is linked to our performance and reinforces the alignment of employee and stockholder interests. At the same time it is intended to provide us with sufficient flexibility to assure that such compensation is appropriate to attract and retain employees who are vital to the continued success of the Company and to drive outstanding individual and institutional performance. We believe the program met these objectives in 2014.
We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2015 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Summary Compensation Table and the other related tables and disclosure.”
The say-on-pay vote is advisory, and therefore not binding on Ambac, the Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
Compensation Committee
Eugene Bullis (Chair), Victor Mandel and Jeffrey Stein
March 27, 2015

Ambac Financial Group, Inc. | 43 | 2015 Proxy Statement

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Principal Accounting Fees and Services
Audit and All Other Fees
The following table presents fees for professional audit services rendered by KPMG LLP for the audit of Ambac’s annual financial statements for the year ended December 31, 2014 (Successor Company), the eight month period ended December 31, 2013 (Successor Company) and four month period ended April 30, 2013 (Predecessor Company), and fees billed for other services rendered by KPMG LLP during those periods. All of the fees for calendar years 2014 and 2013 presented below were approved by either the Audit & Risk Assessment Committee of the Ambac Board of Directors prior to May 1, 2013, or the current Audit Committee after May 1, 2013.

Audit Related Expenses	2014	2013
Audit Fees (1)	$2,259,114	$2,679,252
Audit Related Fees (2)	74,800	77,447
Tax Fees (3)	60,255	59,530
All Other Fees (4)	—	—
Total	$2,394,169	$2,816,229

1.
Audit fees consisted of audit work performed in connection with the annual and quarterly financial statements, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits, consents, comfort letters and attest services.

2.
Audit related fees are for services traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, agreed upon procedures and certain consultation regarding financial accounting and/or reporting standards. In 2014 and 2013, these fees consisted principally of audits of employee benefit plans and certain accounting consultations.

3.	Tax fees consist principally of tax compliance services and tax advice to Ambac and its UK insurance subsidiary.

4.	Other fees are those associated with services not captured in the other categories. Ambac generally does not request such services from the independent auditor.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors
Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.
Prior to engagement of the independent auditor for the next year’s audit, management and/or the independent auditors will submit a summary of services expected to be rendered during that year for each of the categories of services to the Audit Committee for approval.
Prior to engagement, the Audit Committee pre-approves these services by category of service. The Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, any services provided by the independent auditor will be pre-approved by the Audit Committee or, between meetings of the Audit Committee, by its Chairman pursuant to authority delegated by the Audit Committee. The Chairman reports all pre-approval decisions made by him at the next meeting of the Audit Committee, and he has undertaken to confer with the Audit Committee to the extent that any engagement for which his pre-approval is sought is expected to generate fees for the independent auditor in excess of $100,000.
* * * * *

Ambac Financial Group, Inc. | 44 | 2015 Proxy Statement

THE AUDIT COMMITTEE REPORT
The Audit Committee of Ambac is responsible for providing independent, objective oversight of Ambac’s accounting functions, internal controls and risk management. The Audit Committee selects the independent auditors. As of the date of this report, the Audit Committee is currently composed of three directors, each of whom is independent within the meaning of the rules of the SEC and the Listing Rules of NASDAQ. In accordance with Section 407 of the Sarbanes-Oxley Act of 2002, Ambac has identified all three members of the Audit Committee as “audit committee financial experts:” Messrs. Bullis, Mandel, and Stein.
The Audit Committee operates under a written charter adopted by the Board. A copy of the charter is available at Ambac’s website: http://ir.ambac.com/governance.cfm. The Audit Committee regularly reviews its charter to ensure that it is meeting all relevant Audit Committee policy requirements of the SEC and the NASDAQ Stock Exchange.
Management is responsible for the preparation, presentation and integrity of Ambac’s financial statements, accounting and financial reporting principles and the establishment and effectiveness of internal controls (including internal control over financial reporting) and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of Ambac’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), expressing an opinion, based on their audit, as to whether the financial statements fairly present, in all material respects, the financial position, results of operations and cash flows of Ambac in conformity with generally accepted accounting principles and auditing the effectiveness of internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes. However, none of the members of the Audit Committee is professionally engaged in the practice of accounting or auditing. The Audit Committee relies, without independent verification, upon the information provided to it and on the representations made by management and the independent auditors.
In 2014, the Audit Committee held eight meetings. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, the internal auditors and Ambac’s independent auditors, KPMG LLP, an independent registered public accounting firm. The Audit Committee discussed with Ambac’s internal auditors and KPMG LLP the overall scope and plans for their respective audits. The Audit Committee met with the internal auditors and KPMG LLP, with and without management present, to discuss the results of their examinations and their evaluations of Ambac’s internal controls.
The Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2014, with management, the internal auditors and KPMG LLP. The Audit Committee also discussed with management and KPMG LLP the process used to support certifications by Ambac’s Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany Ambac’s periodic filings with the SEC.
The Audit Committee also discussed with KPMG LLP matters required to be discussed with audit committees under auditing standards, including, among other things, matters related to the conduct of the audit of Ambac’s consolidated financial statements and the matters required to be discussed by Auditing Standard No. 16 (Communication with Audit Committees).
KPMG LLP also provided to us the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with them their independence from Ambac. When determining KPMG LLP’s independence, the Committee considered whether their provision of services to Ambac beyond those rendered in connection with their audit of Ambac’s consolidated financial statements and reviews of Ambac’s consolidated financial statements included in its Quarterly Reports on Form 10-Q was compatible with maintaining their independence. The Audit Committee also reviewed, among other things, the audit and non-audit services performed by, and the amount of fees paid for such services to, KPMG LLP. The Audit Committee concluded that KPMG LLP, an independent registered public accounting firm, is independent from Ambac and its management.

Ambac Financial Group, Inc. | 45 | 2015 Proxy Statement

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that Ambac’s audited financial statements for the year ended December 31, 2014 be included in Ambac’s Annual Report on SEC Form 10-K for the year ended December 31, 2014. The Audit Committee also selected KPMG LLP, an independent registered public accounting firm, as Ambac’s independent auditors for 2015.
The Audit Committee
Eugene M. Bullis, Chairman
Victor Mandel
Jeffrey S. Stein
February 26, 2015

Ambac Financial Group, Inc. | 46 | 2015 Proxy Statement

PROPOSAL NUMBER 1
ELECTION OF DIRECTORS
Nominees
The Governance and Nominating Committee recommended, and the Board of Directors nominated:

•	Eugene M. Bullis

•	Victor Mandel

•	Alexander D. Greene

•	Jeffrey S. Stein

•	Nader Tavakoli
as nominees for election as members of our Board of Directors at the Annual Meeting. At the Annual Meeting, five directors will be elected to the Board of Directors.
Except as set forth below, unless otherwise instructed, the persons appointed in the accompanying form of proxy will vote the proxies received by them for these nominees, who are all presently directors of Ambac. In the event that any nominee becomes unavailable or unwilling to serve as a member of our Board of Directors, the proxy holders will vote in their discretion for a substitute nominee. The term of office of each person elected as a director will continue until the next annual meeting or until a successor has been elected and qualified, or until the director’s earlier death, resignation, or removal.
The sections titled “Board of Directors” and “Director Selection Process and Qualifications” in this Proxy Statement contain more information about the leadership skills and other experiences that caused the Governance and Nominating Committee and the Board of Directors to determine that these nominees should serve as directors of Ambac.
Required Vote
The five nominees receiving the highest number of affirmative “FOR” votes shall be elected as directors. Unless marked to the contrary, proxies received will be voted “FOR” these nominees.
Ambac Recommendation
Our Board of Directors recommends a vote “FOR” the election to the Board of Directors of each of the above mentioned nominees.
* * * * *

Ambac Financial Group, Inc. | 47 | 2015 Proxy Statement

PROPOSAL NUMBER 2
Ratification Of Appointment Of Independent Registered Public Accounting Firm
The Audit Committee of the Board of Directors has appointed KPMG LLP as the independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2015. During the fiscal year ended December 31, 2014, KPMG LLP served as our independent registered public accounting firm and also provided certain tax related and consulting services. See the section titled “Independent Registered Public Accounting Firm” in this Proxy Statement. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of Ambac and our stockholders. If the appointment is not ratified by our stockholders, the Audit Committee may reconsider whether it should appoint another independent registered public accounting firm. Representatives of KPMG LLP are expected to attend the Annual Meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.
Required Vote
Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015 requires the affirmative “FOR” vote of the holders of a majority of the voting power of Ambac’s shares of common stock present or represented by proxy at the Annual Meeting and entitled to vote thereon, voting together as a single class. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment of KPMG LLP.
Ambac Recommendation
Our Board of Directors recommends a vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.
* * * * *

Ambac Financial Group, Inc. | 48 | 2015 Proxy Statement

PROPOSAL NUMBER 3
APPROVAL OF COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
The Dodd-Frank Act enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with Item 402 of Regulation S-K, which is the SEC's rule setting forth executive compensation disclosure requirements.
Our executive compensation program is designed to attract, motivate, and retain our executive officers, who are critical to our success. See "Executive Compensation—Compensation Discussion and Analysis” for additional information.
We believe that our executive compensation programs are structured in the best manner possible to support our Company and our business objectives. We are asking our stockholders to indicate their support for our named executive officer compensation as described under “Executive Compensation”. This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on our named executive officers' compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our stockholders to vote "FOR" the following resolution at the Annual Meeting of Stockholders:
RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2015 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Summary Compensation Table and the other related tables and disclosure.
The say-on-pay vote is advisory, and therefore not binding on our Company, the Compensation Committee or the Board of Directors. However, the Board of Directors and the Compensation Committee value the opinions of our stockholders and will review the voting results carefully.
Ambac Recommendation
The Board of Directors recommends a vote FOR the approval of executive compensation.
* * * * *

Ambac Financial Group, Inc. | 49 | 2015 Proxy Statement

VOTE BY INTERNET www.proxyvote.com  Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time, on May 13, 2015, the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by Ambac Financial Group, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE -1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time, on May 13, 2015, the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
--------------------------------------------------------------------------------------

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED:

The Board of Directors recommends you vote FOR the following: 1. Election of Director Nominees:	For All __ /__ /	Withhold All __ /__ /	For All Except __ /__ /	To withhold authority to vote for an individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. ________________
01 Eugene M. Bullis	02 Victor Mandel	03 Jeffrey S. Stein	04 Nader Tavakoli	05 Alexander Greene

The Board of Directors recommends you vote FOR proposals 2 and 3.	For	Against	Abstain
2. To ratify the appointment of KPMG as Ambac's independent registered public accounting firm for the fiscal year ending December 31, 2015	__ /__ /	__ /__ /	__ /__ /
3. To approve, on an advisory basis, the compensation for our named executive officers.	__ /__ /	__ /__ /	__ /__ /
NOTE: Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

	Yes	No
Please indicate if you plan to attend this meeting.	__ /__ /	__ /__ /
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature (please sign within Box)	Date	Signature (Joint Owners)	Date

IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE BRING:
(1) Valid photo identification, such as a driver’s license or passport; and (2) Stockholders holding their shares through a broker, bank, trustee, or nominee will need to bring proof of beneficial ownership as of the Record Date of March 19, 2015, such as their most recent account statement reflecting their stock ownership prior to March 19, 2015, a copy of the voting instruction card provided by their broker, bank, trustee, or nominee, or similar evidence of ownership.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report, Notice & Proxy Statement are available at www.proxyvote.com.

AMBAC FINANCIAL GROUP, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
May 14, 2015

The stockholder(s) hereby appoint(s) each of Stephen M. Ksenak and William J. White, as proxies and hereby authorize(s) either of them to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of AMBAC FINANCIAL GROUP, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting 11:00 AM, Eastern Time on May 14, 2015, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Director's recommendations.

Continued and to be signed on reverse side

*** Exercise Your Right to Vote ***
Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held on May 14, 2015

Meeting Information

AMBAC FINANCIAL GROUP, INC.	Meeting Type:	Annual Meeting
	For Holders as of:	March 19, 2015
	Date: May 14, 2015	Time: 11:00 AM EST
	Location:	Ambac Executive Offices
One State Street Plaza
New York, NY 1004

AMBAC FINANCIAL GROUP, INC. ONE STATE STREET PLAZA NEW YORK, NY 10004
You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

--- Before You Vote ---
How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
1. Annual Report 2. Notice & Proxy Statement

How to View Online:                                           ___________
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Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items

The Board of Directors recommends you vote
FOR the following:

1.	Election of Directors
Nominees:
01) Eugene M. Bullis 02) Victor Mandel 03) Jeffrey S. Stein
04) Nader Tavakoli 05) Alexander D. Greene
The Board of Directors recommends you vote FOR proposals 2 and 3.

2.	To ratify the appointment of KPMG as Ambac's independent registered public accounting firm for the fiscal year ending December 31, 2015.

3.	To approve, on an advisory basis, the compensation for our named executive officers.

NOTE:
Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.